      As filed with the Securities and Exchange Commission on July 15, 2003
                   An Exhibit List can be found on page II-3.
                              Registration No. 333-105061

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                 AMENDMENT NO. 3
                                     TO THE

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          ONE VOICE TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)


            NEVADA                          7372                 95-4714338
------------------------------- ---------------------------- -------------------
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)


                         6333 GREENWICH DRIVE, SUITE 240
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 552-4466

        (Address and telephone number of principal executive offices and principal place of business)

                              DEAN WEBER, PRESIDENT
                          ONE VOICE TECHNOLOGIES, INC.
                         6333 GREENWICH DRIVE, SUITE 240
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 552-4466
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                            CALCULATION OF REGISTRATION FEE
============================================= ================= ==================== ===================== ==============
                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                    REGISTERED         SECURITY(1)             PRICE               FEE
--------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, $.001 par value (2)      18,000,000         $0.10           $1,800,000.00          $165.601
Shares of common stock, $.001 par value (3)         350,004         $0.10           $   35,000.40          $   3.22

Total                                            18,350,004                         $1,835,000.40          $168.82*
============================================= ================= ==================== ===================== ==============
* Previously paid

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on July 14, 2003.

(2) Represents shares underlying convertible debentures.
(3) Represents shares underlying warrants exercisable at $.1272 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 15, 2003


The information in this prospectus is not complete and may be changed.

                          ONE VOICE TECHNOLOGIES, INC.

                              18,350,004 SHARES OF

                                  COMMON STOCK


This prospectus relates to the resale by the selling stockholder of 18,350,004 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an statutory underwriters of the shares of common stock, which they are offering.

We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the NASD Over-The-Counter Bulletin Board under the symbol "ONEV." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on July 11, 2003 was $.10.


            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE _.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is July __, 2003.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY ONE VOICE TECHNOLOGIES, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

ONE VOICE TECHNOLOGIES, INC.

We are a developer of 4th generation voice solutions for the telecom, telematics, television and Internet appliance, and personal computer markets. Our Intelligent Voice(TM) solutions employ patented and patent pending technology that allows people to use their voice to compose, send and receive messages, purchase products, access information, and control devices.

Our technology allows people to talk with computers and wireless devices, such as cellular phones and personal digital assistants, in a way that has not been seen in any commercial product to date. Our technology engine allows worldwide consumers to talk, as if they were speaking to another person, and instantaneously access and interact with content on the World Wide Web. Internet users can talk with any website to search and find information through an interactive and entertaining experience.

Our development efforts are focused on MobileVoice Messaging in the wireless market. This sector has both business and consumer market applications. MobileVoice Messaging is the only solution available that gives wireless phone users the ability to address, compose and send e-mail, phone to phone and paging messages using only their voice.

Our initial product is the first in our line of intelligent voice interactive solutions. Our software is based on artificial intelligence that allows people to talk with their computers and wireless devices through everyday common speech. Our artificial intelligence technology is so advanced that it understands not only simple phrases but advanced linguistic concepts such as topic, subject and synonym relationships. By asking the user relevant questions, our software system can help clarify and learn from the user's requests.


      The Offering

Common stock offered by selling stockholders    Up to 18,350,004 shares, based
(includes warrants and 200% of the shares       on current market prices and
underlying convertible notes................    assuming full conversion of the
                                                convertible note, with interest
                                                for two years. This number
                                                represents 27.58% of our current
                                                outstanding stock.
Common stock to be outstanding after the
offering....................................    Up to 69,349,370 shares
Use of proceeds.............................    We will not receive any proceeds
                                                from the sale of the common
                                                stock.
Over-The-Counter Bulletin Board ............    ONEV


The above information is based on 50,999,366 shares of common stock outstanding as of July 11, 2003 and assumes the subsequent conversion of our issued convertible note, with interest, and exercise of warrants by our selling stockholder. The amount of shares outstanding after this offering does not include up to 19,595,276 shares of common stock that may be sold pursuant to our registration statement on Form SB-2 filed on December 4, 2002.

                                  RISK FACTORS

THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES, AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of June 11, 2003, we had approximately 50,999,366 shares of common stock issued and we are registering in this prospectus shares of common stock underlying convertible promissory notes that may be converted into an estimated 18,350,004 shares of common stock at current market prices, and warrants to purchase 350,004 share of common stock. As sequential conversions and sales take place, the price of our securities may decline and if so, our convertible note holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this offering. All of the shares, including all of the shares issuable upon conversion of the note and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless. As sequential conversions and sales take place, the price of our securities may decline and if so, our convertible note holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this offering. All of the shares, including all of the shares issuable upon conversion of the note and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The following is an example of the amount shares of our common stock that is issuable, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below the market price, as of July 10, 2003 of $0.10.

                                                   With                                            Percentage of
% Below Market          Price Per Share       Discount of 20%     Number of Shares Issuable      Outstanding Stock
--------------          ---------------       ---------------     -------------------------      -----------------
         25%                   $.075                $.060                 10,000,000                    17.19%
         50%                   $.050                $.040                 15,000,000                    23.74%
         75%                   $.025                $.020                 30,000,000                    38.37%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible notes being registered in this prospectus will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTE AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the convertible note and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert their convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. If this 9.99% limitation is waived there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock , including investors in this offering, and may result in a change of control of One Voice.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

RISKS RELATED TO OUR BUSINESS:

WE HAVE LOST MONEY SINCE INCEPTION. WE EXPECT FUTURE LOSSES AND WE MAY NEVER BECOME PROFITABLE.

Since inception, we have incurred significant losses. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

IF WE DO NOT BECOME PROFITABLE WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our future sales and profitability depend in part on our ability to demonstrate to prospective customers the potential performance advantages of using voice interface software. To date, commercial sales of our software have been limited. A lack of a proven market or market studies for our product means that while we, software engineers and software magazine writers may believe the public will enthusiastically accept voice interface software, the true market for this product may be minor or nonexistent. This could result in little or no sales revenue without which we will not be able to continue our operations indefinitely.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

Our current corporate entity commenced operations in 1999 and has a limited operating history. We have limited financial results on which you can assess our future success. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as voice recognition software, media delivery systems and electronic commerce.

To address the risks and uncertainties we face, we must:

-- establish and maintain broad market acceptance of our products and services and convert that acceptance into direct and indirect sources of revenues; -- maintain and enhance our brand name;
-- continue to timely and successfully develop new products, product features and services and increase the functionality and features of existing products;
-- successfully respond to competition from Microsoft and others, including emerging technologies and solutions; and
-- develop and maintain strategic relationships to enhance the distribution, features and utility of our products and services.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2003. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

-- how and when we introduce new products and services and enhance our existing products and services;
-- our ability to attract and retain new customers and satisfy our customers'
   demands;
-- the timing and success of our brand-building and marketing campaigns;
-- our ability to establish and maintain strategic relationships;
-- our ability to attract, train and retain key personnel;
-- the demand for voice recognition Internet search software applications;
-- the emergence and success of new and existing competition;
-- varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;
-- technical difficulties with our products, system downtime, system failures or interruptions in Internet access;
-- changes in the mix of products and services that we sell to our customers;
-- costs and effects related to the acquisition of businesses or technology and related integration; and
-- costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

WE ARE A DEVELOPMENT-STAGE COMPANY AND UNEXPECTED OR UNCONTROLLABLE BUSINESS OR ECONOMIC FORCES ARE MORE LIKELY TO HARM US.

We are in the development or starting stages of our business plan and are therefore more vulnerable to unexpected or uncontrollable business and economic forces. We lack any loyalty and brand name recognition from potential customers and business partners. Unknown software errors may not be corrected in time to develop a sustainable customer base. Unfavorable product reviews or news reports could squelch early sales efforts. A competitor may quickly release a better version of a similar product before we can complete our development efforts. Economic conditions such as a national or world recession, international trade restrictions on computer product sales, or a slowdown in new technology growth could reduce our revenues below financially-healthy levels. The risks of a development-stage company include a lack of job security for employees and the possible loss of all investment funds by investors

OUR CURRENT AND POTENTIAL COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO, MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, OUR PRODUCTS TO DECLINE.

A number of companies have developed, or are expected to develop, products that compete with our products. Competitors in the voice interface software market include IBM, Lernout and Hauspie Speech Products, SpeechWorks and Nuance. We expect additional competition from other companies such as Microsoft, who has recently made investments in, and acquired, voice interface technology companies. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, competition may intensify and future competition may harm our business.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY COULD HARM OUR ABILITY TO COMPETE.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We have recently been issued our first patent. In addition we have received a notice of allowance regarding a second and third patent. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. Further, we license our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

OUR PRODUCTS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS AND RESULTING CLAIMS AGAINST US COULD BE COSTLY AND REQUIRE US TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY ARRANGEMENTS.

The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and management's attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

IF THE STANDARDS WE HAVE SELECTED TO SUPPORT ARE NOT ADOPTED AS THE STANDARDS FOR SPEECH-ACTIVATED SOFTWARE, BUSINESSES MIGHT NOT USE OUR SPEECH-ACTIVATED SOFTWARE PLATFORM FOR DELIVERY OF APPLICATIONS AND SERVICES, AND OUR REVENUE GROWTH COULD BE NEGATIVELY AFFECTED.

The market for speech-activated services software is new and emerging. Certain industry software standards have, however, been established but may change as the technology evolves. We may not be competitive unless our products support changing industry software standards. The emergence of industry standards other than those we have selected to support, whether through adoption by official standards committees or widespread usage, could require costly and time consuming redesign of our products. If these standards become widespread and our products do not support them, our clients and potential clients may not purchase our products, and our revenue growth could be adversely affected. Multiple standards in the marketplace could also make it difficult for us to design our products to support all applicable standards, which could also result in decreased sales of our products.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR SPEECH-ACTIVATED SERVICES SOFTWARE COULD CAUSE US TO LOSE REVENUE AND HARM OUR BUSINESS.

The speech-activated services software industry is relatively new and rapidly evolving. Our success will depend substantially upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing end-user requirements and incorporate technological advancements. If we are unable to develop new products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products with sales of new products, our business will suffer.

Commercial acceptance of our products and technologies will depend, among other things, on:

-- the ability of our products and technologies to meet and adapt to the needs of our target markets;
-- the performance and price of our products as compared to our competitors'
   products;
-- our ability to deliver customer service directly and through our resellers;
   and
-- the ability of our customers to utilize our product.

OUR PRODUCTS MAY NOT BE 100% ACCURATE AT RECOGNIZING SPEECH OR AUTHENTICATING SPEAKER IDENTITIES AND WE COULD BE SUBJECT TO CLAIMS RELATED TO THE PERFORMANCE OF OUR PRODUCTS. ANY CLAIMS, WHETHER SUCCESSFUL OR UNSUCCESSFUL, COULD RESULT IN SIGNIFICANT COSTS AND COULD DAMAGE OUR REPUTATION.

Speech recognition, natural language understanding and authentication technologies, including our own, are not 100% accurate. Our customers will use our products to provide important services to their customers. Any misrecognition of voice commands or incorrect authentication of a user's voice in connection with these transactions could result in claims against us or our customers for losses incurred. Although our contracts will typically contain provisions designed to limit our exposure to liability claims, a claim brought against us for misrecognition or incorrect authentication, even if unsuccessful, could be time-consuming, divert management's attention, result in costly litigation and harm our reputation. Moreover, existing or future laws or unfavorable judicial decisions could limit the enforceability of the limitation of liability, disclaimer of warranty or other protective provisions contained in our contracts.

THERE ARE RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS MADE BY US AND ACTUAL RESULTS MAY DIFFER.

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

-- discuss our future expectations; -- contain projections of our future results of operations or of our financial condition; and -- state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.

Public market analysts and investors have not been able to develop consistent financial models for the Internet market because of the unpredictable rate of growth of Internet use, the rapidly changing models of doing business on the Internet and the Internet's relatively low barriers to entry. As a result, and because of the other risks discussed in this prospectus, it may be likely that our actual results will not meet the expectations of public market analysts and investors in future periods. If this occurs, the price of our common stock will likely fall.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "ONEV." The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                    Low        High
                                    ---        ----
2001
----
First Quarter                        .9375    2.4844
Second Quarter                       .34      2.75
Third Quarter                        .45      1.20
Fourth Quarter                       .20       .82

2002
----
First Quarter                        .37      1.03
Second Quarter                       .23       .79
Third Quarter                        .13       .36
Fourth Quarter                       .15       .25

2003
----
First Quarter                        .09       .17
Second Quarter                       .07       .12
Third Quarter*                       .08       .11

*(as of July 11, 2003)

As of July 11, 2003, our common stock shares were held by 164 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

DIVIDEND POLICY

Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH ARE BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

OVERVIEW

One Voice Technologies is a voice recognition technology company with over $26 Million invested in Research and Development and more than 20 Million products distributed worldwide in seven languages. To date, our customers include T-Mobile and Warner Brothers with strong technology and business partnerships with Philips Electronics and IBM. Based on our patented technology, One Voice offers voice solutions for the Telecom, Motion Picture DVD Entertainment and PC markets. Our solutions allow mobile and residential phone users to Voice Dial, Group Conference Call, Read and Send E-Mail and Instant Messages all by voice. We offer these solutions through both domestic and international wireless and wireline carriers. We also offer the motion picture industry's only voice interactive DVD movies included in over 20 million copies distributed worldwide in seven languages. We offer PC manufacturers the ability to bundle a complete voice interactive computer assistant allowing PC users to talk to their computers to quickly launch applications, websites, read and send E-mails and dictate letters. We are strongly positioned across the Telecom and PC markets with our patented technology.

In January 2003, we announced that the upcoming Warner Home Video box office hit "Harry Potter and the Chamber of Secrets" DVD will contain One Voice DVD voice technology. One Voice DVD is a DVD-ROM based technology that allows people of all ages to magically control their computers and interact with today's latest digital experience of DVD. The street release date for this DVD is scheduled for April 11, 2003.

In February 2003, we announced that Todd Brinker joined the company as Vice President of Sales. With 15 years experience in sales and sales management, Mr. Brinker comes to One Voice most recently from the Scientific Business Unit of Kimberly-Clark, where he was responsible for sales throughout North America generating annual revenue of more than $50 Million.

In February 2003, we issued a joint press release with Royal Philips Electronics' (NYSE: PHG) business unit Speech Processing, a leading provider of speech recognition technology, that T-Mobile (NYSE: DT) Austria signed an exclusive agreement to utilize MobileVoice in the T-Mobile Future House, a product center, showcasing T-Mobile's upcoming wireless subscriber services located in Vienna, Austria.

In March 2003, we announced the completed installation of MobileVoice Assistant for pre-purchase, trial use at the corporate headquarters of a Fortune 50 company. The MobileVoice Assistant is a telco-grade hardware and software solution offering Voice Dialing, On-the-fly Group Conference Calling, Voice-to-Text SMS Messaging and secure E-Mail access. The MobileVoice Assistant offers access to mission critical corporate information anytime, anywhere, from any phone, all by voice. To insure the highest level of data security the MobileVoice Assistant was installed behind the firewall within the company's corporate data center.

In April 2003, we announced the launch of our MobileVoice(TM) website in Spanish for carrier operators in Latin America. To access the Spanish website, MobileVoice users should click on the Account Login button from the One Voice Technologies home page and select the Spanish option. To listen to a demonstration of MobileVoice in Spanish, click on HTTP://WWW.ONEVOICETECH.COM/MOBILEVOICE/AUDIO/MOBILEVOICEES.MP3

In May 2003, we announced MobileVoice Network News(TM), a comprehensive mobile news service offering total coverage of breaking news and feature stories from around the world. With MobileVoice Network News, mobile subscribers can listen to up-to-the-minute news coverage, including: Top Headlines, Business and Markets, Sports, Weather, Politics, Technology, Entertainment and Health. MobileVoice Network News is a powerful addition to the MobileVoice platform and will be offered in both English and Spanish covering news in North America, Latin America and around the world.

RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses the Company's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company's financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily accruals for operating costs, and the classification of net operating loss and tax credit carryforwards. These accounting policies are fully described at relevant sections in the discussion and analysis and in the notes to the financial statements included in our Form 10-K report filed on March 31, 2003.

The following table sets forth selected information from the statements of operations for the three months ended March 31, 2003 and 2002.

                 SELECTED STATEMENTS OF OPERATIONS INFORMATION

                           Quarter Ended        Quarter Ended
-----------------------------------------------------------------------
                           March 31, 2003      March 31, 2002
-----------------------------------------------------------------------
Net Revenues                $        -           $   284,625
-----------------------------------------------------------------------
Operating expenses          $ 1,431,407          $ 1,888,097
-----------------------------------------------------------------------
Net loss                    $(1,431,407)         $(1,633,657)
-----------------------------------------------------------------------


Discussion of the three months ended March 31, 2003 compared with the three months ended March 31, 2002.

There were no revenues for the three months ended March 31, 2003. Net revenues of $285,000 were earned for the three months ended March 31, 2002.The recognition of revenues in the first quarter of 2002 resulted primarily from work performed in the DVD/Multimedia sector. The Company does not have any revenue generating contracts currently.

Operating expenses decreased to $1,431,000 for the three months ended March 31, 2003 from $1,888,000 for the same period in 2002. The decrease in operating expenses over the same quarter in 2002 was a direct result of a decrease of all major expense categories for the period as compared to the year prior. Salary and wage expense was $327,000 for the three months ended March 31, 2003 as compared to $377,000 for the same period in 2002. The decrease in 2003 as compared to 2002 arose primarily from the decreased labor force, which we have restructured to accommodate our new direction into the telecom, telematics and TV/Internet appliance initiatives. Legal and consulting expenses decreased to $61,000 for the three months ended March 31, 2003 from $169,000 for the same period in 2002 The decrease was due primarily from a change in law firms. Depreciation and amortization expenses decreased to $196,000 for the three months ended March 31, 2003 from $211,000 for the same period in the prior year, primarily due to the IBM License having been fully amortized in the prior period. Amortization and Depreciation expenses consisted of patent and trademarks, computer equipment, consultant fees, and tradeshow booth. Interest expense decreased to $451,000 in 2003, as compared to $496,000 in 2002, primarily due to less notes being converted with higher non cash interest expense.

We had a net loss of $1,431,407, or basic and diluted net loss per share of $0.03, for the three months ended March 31, 2003 compared to $1,633,657, or basic and diluted net loss per share of $0.06, for the same period in 2002.



                  SELECTED STATEMENT OF OPERATIONS INFORMATION

                            12 Months Ended       12 Months Ended
                           December 31, 2002     December 31, 2001
                            ----------------      ---------------

Net Revenues                $       387,771       $      185,934

Operating expenses          $     6,896,208       $    8,938,203

Net loss                    $    (6,568,922)      $   (8,778,279)


Discussion of the twelve months ended December 31, 2002 compared with the twelve months ended December 31, 2001.

Net revenues totaled $388,000 for the twelve months ended December 31, 2002. Net revenues of $186,000 were earned for the twelve months ended December 31, 2001. The recognition of revenues for the year ended 2002 resulted primarily from work performed in the DVD/Multimedia sector.

Operating expenses decreased to $6,896,000 for the twelve months ended December 31, 2002 from $8,938,000 for the same period in 2001. The decrease in operating expenses over the same year in 2001 was a direct result of a decrease of all major expense categories for the period as compared to the year prior. Salary and wage expense was $1,445,000 for the twelve months ended December 31, 2002 as compared to $2,109,000 for the same period in 2001. The decrease in 2002 as compared to 2001 arose primarily from the decreased labor force, which we have restructured to accommodate our new direction into the telecom, telematics and TV/Internet appliance initiatives. Advertising and promotion expense totaled $25,000 for the twelve months ended December 31, 2002 as compared to $388,000 for the same period in 2001. Advertising and promotion expense reduction resulted from the company discontinuing all direct to consumer marketing campaigns and focusing on other distribution channels. Legal and consulting expenses decreased to $470,000 for the twelve months ended December 31, 2002 from $806,000 for the same period in 2001. Depreciation and amortization expenses decreased to $848,000 for the twelve months ended December 31, 2002 from $1,275,000 for the same period in the prior year, primarily due to the IBM License having been fully amortized in the prior period. Amortization and Depreciation expenses consisted of patent and trademarks, computer equipment, consultant fees, and tradeshow booth. Interest expense increased to $2,074,000, in 2002, as compared to $1,156,000 in 2001, primarily due to non-cash debt issue cost from warrants granted, shares issued and beneficial conversion feature.

We had a net loss of $6,569,000 or basic and diluted net loss per share of $0.21 for the twelve months ended December 31, 2002 compared to $8,778,279 or basic and diluted net loss per share of $0.59 for the same period in 2001.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2003, we had a negative working capital of $428,302 as compared to working capital of $725,547 at March 31, 2002.

Net cash used for operating activities was $621,910 for the quarter ended March 31, 2003 compared to $1,244,756 for the quarter ended March 31, 2002. We believe that our average monthly cash requirements approximate $265,000. From inception on January 1, 1999 to March 31, 2003, net cash used for operating activities was $19,598,745.

Net cash used for investing activities was $38,817 for the quarter ended March 31, 2003 compared to net cash used of $7,176 for the quarter ended March 31, 2002. During the three months ended March 31, 2003, cash was primarily used for capitalized software development costs, patents and license. From inception on January 1, 1999 to March 31, 2003, net cash used for investing activities was $4,675,975.

Net cash provided by financing activities was $0 for the quarter ended March 31, 2003 compared to $1,326,000 for the quarter ended March 31, 2002. From inception on January 1, 1999 to March 31, 2003 net cash provided by financing activities was $24,359,148.

We incurred a net loss of ($1,431,407) during the quarter ended March 31, 2003, and had an accumulated deficit of ($27,958,443). Our losses through March 2003 included interest expense, amortization of software licensing agreements and development costs and operational and promotional expenses.

Cash flow from sales began in the first quarter 2002. There has been no material cash flows from sales during the current quarter.

We maintain a cash balance that we believe will sustain operations up to June 2003. We continue to rely heavily on our current funding sources, which have financed us since 2001, until we are operationally breakeven. The losses through the quarter ended March 31, 2003 were due to minimal revenue and our operating expenses, with the majority of expenses in the areas of: salaries, legal fees, consulting fees, as well as amortization expense relating to software development, debt issue costs and licensing costs. We face considerable risk in completing each of our business plan steps, including, but not limited to: a lack of funding or available credit to continue development and undertake product rollout; potential cost overruns; a lack of interest in its solutions in the market on the part of wireless carriers or other customers; potential reduction in wireless carriers which could lead to significant delays in consummating revenue bearing contracts; and/or a shortfall of funding due to an inability to raise capital in the securities market. Since further funding is required, and if none is received, we would be forced to rely on our existing cash in the bank or secure short-term loans. This may hinder our ability to complete our product development until such time as necessary funds could be raised. In such a restricted cash flow scenario, we would delay all cash intensive activities including certain product development and strategic initiatives described above.

At December 31, 2002, we had working capital of $409,000 as compared with $226,000 at December 31, 2001.

Net cash used for operating activities was $3,621,000 for the year ended December 31, 2002 compared to $5,080,000 for the year ended December 31, 2001. From inception on January 1, 1999 to December 31, 2002, net cash used for operating activities was $18,977,000.

Net cash used for investing activities was $45,000 for the year ended December 31, 2002 compared to net cash provided of $168,000 for the year ended December 31, 2001. From inception on January 1, 1999 to December 31, 2002, net cash used for investing activities was $4,637,000.

Net cash provided by financing activities was $3,675,000 for the year ended December 31, 2002 compared to $1,596,000 for the year ended December 31, 2001. From inception on January 1, 1999 to December 31, 2002 net cash provided by financing activities was $24,359,000.

We incurred a net loss of $6,568,922 during the year ended December 31, 2002, and had an accumulated deficit of $26,527,036. Our losses through December 2002 included interest expense, amortization of software licensing agreements and development costs and operational and promotional expenses. Sales of our equity securities have allowed us to maintain a positive cash flow balance from financing activities.

Cash flow from sales began in the first quarter 2002.

In January 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. and Stonestreet Limited Partnership for the issuance of an aggregate of $1,452,500 principal amount of 4% convertible notes and an aggregate of 500,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.96. The commission for the transaction was $87,500 and a 4% convertible note in the amount of $52,500.

In May 2002, the Company entered into an equity financing agreement of up to $5.8 million, with an initial put demand by the Company for approximately $800,000 in exchange for 2,666,667 shares of the Company's common stock at a price of $0.30 per share. Subsequently, on August 8, 2002, $500,000 of the $800,000 investment was repriced and 833,334 shares of common stock was issued to the investors so that the average cost of the initial put was $.22857 per share. Pursuant to this agreement, the Company can exercise its right to require the Investor to purchase a discretionary amount of the Company's Common Stock as determined by the Company, subject to the terms of the agreement. The minimum put amount is $150,000 and the offering price of the Company's common stock is determined on a formula, as set forth in the agreement. In addition, the Company also issued 300,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.43 per share. Subsequently, on August 8, 2002, the Company adjusted the exercise price on these warrants to $.20 per share due to a subsequent financing. The Company paid a finders fee of $48,000 and issued 75,000 warrants with an exercise price of $0.43, the value of which has been netted against the gross proceeds.

In August 2002, we entered into securities purchase agreement with two accredited investor, Stonestreet Limited Partnership and Alpha Capital Aktiengesellschaft for the issuance of 4% convertible debentures in the aggregate amount of $650,000. The debentures are convertible into common stock at a conversion price of the lower of $.242 or 80% of the average of the five lowest closing bid prices for the common stock thirty days prior to conversion. In addition, an aggregate of 491,400 common stock purchase warrants were issued to the investors. Each common stock purchase warrant has an exercise price of $.252. The commission for the transaction was 8%. The offering of convertible debentures was exempt from registration under Rule 506 of Regulation D and under
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

In August 2002, we repriced Stonestreet's May 2002 investment and issued them 833,334 shares of common stock. In addition, we repriced Stonestreet's common stock purchase warrants exercise price to $.20 per share.

In November 2002, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd. and Bristol Investment Fund, Ltd. for the issuance of 4% convertible debentures in the aggregate amount of $1,150,000. This amount was broken out into two equal closings of $575,000. The dates for each closing were November 14, 2002 and December 30, 2002. The debentures are convertible into common stock at a conversion price of the lower of $ .24 or eighty percent (80%) of the average of the five lowest closing bid prices for the thirty (30) trading days prior to conversion. In addition, an aggregate of 670,842 common stock purchase warrants were issued to the investors, broken out evenly by closing date at 335,421. Each common stock purchase warrant has an exercise price of $.252 and $.204 for the respective closing dates of November 14, 2002 and December 31, 2002. Net proceeds for the closing dates November 14, 2002 and December 31,2002 amounted to $496,000 and $549,000 respectively. Net value of the warrants amounted to $92,009 and the beneficial conversion feature amounted to $758,724. Total debt issue cost of $955,732is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

Notes payable had a face value of $1,235,000 at December 31, 2002. Notes payable had a face value of $550,000 at December 31, 2001.

Stonestreet Limited Partnership has converted all (principal balance of $1.4 million) of its convertible debt securities and related interest into approximately 7.2 million shares of One Voice Technologies, Inc.'s common stock.

SUBSEQUENT EVENTS

There are no current plans to purchase or sell any significant amount of fixed assets.

On April 10, 2003, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate of 60%), mature on April 10, 2005, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a p urchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $26,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $514,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

During April and May 2003, the following note holders converted debt to equity as follows:

         - Alpha Capital Akteingesellschaft converted $178,258 of principal and accrued interest at an average conversion price of $0.061 into 2,899,406 common shares.

         - Bristol Investment Fund, Limited converted $106,095 of principal and accrued interest at an average conversion price of $0.053 into 1,994,377 common shares.

         - Ellis Enterprise Limited converted $77,077 of principal and accrued interest at an average conversion price of $0.054 into 1,418,533 common shares.

                                    BUSINESS

OVERVIEW

One Voice Technologies is a voice recognition technology company with over $26 Million invested in Research and Development and more than 20 Million products distributed worldwide in seven languages. To date, our customers include T-Mobile and Warner Brothers with strong technology and business partnerships with Philips Electronics and IBM. Based on our patented technology, One Voice offers voice solutions for the Telecom, Motion Picture DVD Entertainment and PC markets. Our solutions allow mobile and residential phone users to Voice Dial, Group Conference Call, Read and Send E-Mail and Instant Messages all by voice. We offer these solutions through both domestic and international wireless and wireline carriers. We also offer the motion picture industry's only voice interactive DVD movies included in over 20 million copies distributed worldwide in seven languages. We offer PC manufacturers the ability to bundle a complete voice interactive computer assistant allowing PC users to talk to their computers to quickly launch applications, websites, read and send E-mails and dictate letters. We are strongly positioned across the Telecom and PC markets with our patented technology.

Located in San Diego, California, the Company has 12 full-time employees and is traded on the NASD OTC Electronic Bulletin Board ("OTCBB") under the symbol ONEV.OB. One Voice commenced operations as Conversational Systems, Inc. on January 1, 1999 as a privately held California corporation, and on July 14, 1999, merged into Dead On, Inc., a publicly traded company incorporated in Nevada in 1995. On September 9, 1999, the company officially changed its name to One Voice Technologies, Inc.

MARKET OPPORTUNITY
------------------

The presence of voice technology as an interface in mobile communications is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use. One Voice's development efforts currently are focused on the Telecom market and more specifically on mobile communications and mobile messaging. The Messaging market, which has both business and consumer market applications including: E-mail, Instant Messages, SMS (Short Message Service), and Paging, is extremely large and is growing at an astonishing rate. Over six trillion text messages are sent globally every year, and messaging has also shown the consistent ability to generate significant revenue. One Voice solutions enable users to send, intelligently route and receive text messages using voice from any type of phone (wired or wireless) anywhere in the world.

One Voice's solutions address the entire phone market including analog, digital, CDMA, TDMA, GSM, iDEN and wired phones, allowing telephony carriers and users to deploy solutions quickly with little additional effort. Given the growing competition in the wireless markets and the opportunities presented by the Mobile Internet, One Voice's 4th Generation Voice Technology is well positioned for commercialization.

One Voice is focused on communications solutions that are mobile, not just portable. Devices like PDA's, Laptops and Cell Phones are highly portable because they are easily transported from location to location, but they are not necessarily mobile (i.e. easy to use while one is moving). Mobile solutions are not only portable, but they are easy and safe to operate while moving. Portable solutions such as cell phones, PDA's and laptops are not easy to operate safely while operating motor vehicles, especially in crowded and intense traffic. Case in point, New York has passed legislation requiring hands-free use of cell phones and any other communication device during the operation of an automobile citing safety concerns. Currently 42 other states are considering similar legislation. Additional legislation could significantly increase the immediate demand for a completely integrated and voice activated mobile communication solution. One Voice's technology supports hands-free operation and will bring mobile phones and other devices into compliance with the newly adopted legislation.

ONE VOICE SERVICES
------------------

The MobileVoice Platform was designed based on patented voice technology and years of research and development. The platform is server-based, so it is easy to deploy and maintain and because it does not require a mobile device upgrade, it works with 100% of a carrier's subscriber base. Optimized for mobile environments, the system uses a modular architecture that is highly reliable, scalable and redundant and delivers unparalleled performance in terms of accuracy and functionality.

MOBILEVOICE ACTIVATED DIALING(TM)
Designed from the ground up to meet the unique needs of wireless carriers, MobileVoice Activated Dialing is server-based and delivers higher levels of accuracy and reliability than any solution on the market today. It has higher capacity for contact lists, more functionality such as synchronization and import tools that interface with Microsoft Outlook and Lotus Notes, and requires less setup time than other solutions. It is designed to meet the challenges of mobile environments with high accuracy for native and non-native speaking individuals.

MOBILECONFERENCE(TM)
On-the-fly group conferencing is a powerful new addition to One Voice's MobileVoice solution. MobileConference allows users to quickly connect up to 64 people on a single conference call just by speaking their name, group name or phone number.

MOBILEVOICE EMAIL(TM)
The Telecom industry's only Voice-to-Text Email solution let's subscribers send free-form email messages while on the road. Designed for high levels of accuracy in a mobile environment, MobileVoice Email sets the standard for mobile communications.

MOBILEVOICE SMS(TM)
Short Message Service (SMS) has gained wide popularity in Europe and is now hitting the streets in North America. MobileVoice SMS is the Telecom industry's only Voice-to-Text SMS solution that let's subscribers send free-form messages from phone-to-phone with only their voice. No need to Tap or WAP, MobileVoice SMS truly enables mobility and communications to a 100% addressable phone market. With MobileVoice SMS subscribers can send messages within network or even to subscribers on other networks. Now, voice based inter-carrier SMS is available today with MobileVoice SMS.

MOBILEVOICE INSTANT MESSAGING(TM)
Instant Messaging has long been a popular way for friends and colleagues to communicate on their computers. MobileVoice Instant Messaging now takes Instant Messaging mobile, letting people chat and send quick messages with only their voice. Targeted at subscribers and enterprise customers, MobileVoice Instant Messaging sets the standard for voice based instant communications, anytime, anywhere.

MOBILEVOICE VOICE MAIL(TM)
A popular way to leave messages, MobileVoice Voice Mail let's subscribers record and send messages in their own voice. The voice recording of your message will be sent as an Email attachment to the recipient or group of recipients for quick retrieval from any computer or any phone.

MOBILEVOICE EMAIL READER(TM)
We have designed MobileVoice Email Reader to be the most powerful and versatile solution on the market. With MobileVoice Email Reader, subscribers take full control of their Email accounts from any phone. Subscribers can easily find important messages and respond to one person or many in seconds. Need to forward a message on to others? No problem! MobileVoice Email Reader offers full Reply and Forward capabilities. Need access to your home and work Email accounts? MobileVoice Email Reader delivers - giving users access to personal and corporate Email accounts from any phone.

TECHNOLOGY OVERVIEW
-------------------

To date, widespread applications of voice technology for use in mobile communication have been very basic, recognizing a limited number of words and using rigid menu systems delivering a constrained amount of content. One Voice's technology positions itself uniquely in the Voice Market. The Company's Intelligent Voice Platform(TM) (IVP) uses patented Artificial Intelligence and Natural Language Processing, which is highly intelligent, with the ability to identify individual users, tap into a database of user specific information, and dynamically learn and leverage a vocabulary of over 300,000 words. The technology employs a flexible architecture, allowing it to reside and operate on a device itself, in a server-based architecture or a mix of both, making it extremely adaptable to different usage models. The IVP also provides anytime/anywhere access to information, reduces training time and lowers costs for both consumers and businesses. The technology is functionally superior and extremely easy to use. Users can simply download information into the One Voice server from e-mail applications directly, and the Voice Activated Dialing (VAD) system is operational with no voice training needed.

One Voice has also developed several other technologies that enhance the offerings of the IVP. MultiSite(TM) is a proprietary context-based searching technology that finds multiple websites for any category and retrieves them simultaneously. It is particularly helpful when performing Internet searching on devices such as mobile phones. VoiceSite(TM) is a proprietary technology that makes websites voice interactive. It allows companies to voice enable their sites quickly and easily, as well as suggestively create a customized experience for visitors.

COMPETITIVE LANDSCAPE
---------------------

One Voice is the industry's first and only provider of 4th Generation voice technology. The evolution of speech technology can be broken into four generations as follows:

GENERATION 1 systems require minimal processing power and storage and are often used in embedded devices. These solutions can typically recognize 20-30 words or less and are usually founded embedded in electronic devices such as phones, toys, etc. Due to its limitations, this technology is typically used for limited command & control functions or applications. Companies focused in this space include Conversay and IBM among others.

GENERATION 2 systems expand the recognition capabilities seen in Generation 1 increasing the vocabulary to potentially hundreds of words. These systems frequently use menus to support the delivery of content as seen in Interactive Voice Response (IVR) systems for airline reservations, banking and Voice Portals. Due to the use of menus, these systems can typically deliver a maximum of 6-8 areas of content horizontally and 3-4 layers down in the menu trees before running the risk of "user overload." Companies focused in this space include Speechworks International, Nuance Communications, Preferred Voice, HeyAnita, Bevocal and TellMe among others.

GENERATION 3 systems expand the recognition capabilities significantly to hundreds of thousands of words. The systems can support continuous, free-form transcription of voice into text. These systems are typically used for desktop dictation applications running on PC's in the sectors of word processing, medical and legal transcription. Companies focused in this space include IBM, ScanSoft and Philips.

GENERATION 4 systems take the capabilities of all the previous generations and adds powerful expert systems and Artificial Intelligence capabilities to allow the solutions to not only recognize words, but also understand their meaning. This opens the doors to higher degrees of personalization, more robust system interaction and more advanced applications such as Voice-to-Text Messaging on a phone and full Internet searching. One Voice is currently the only company in the voice technology sector that offers 4th Generation voice technology.

MAJOR MARKET ADVANTAGES
-----------------------

WIRELESS CARRIERS looking to drive incremental revenue could utilize One Voice's technology to expand mobile messaging offerings. One Voice services apply to 100% of the addressable market, where extensive research clearly indicates strong demand. One Voice can add significant fundamental value by creating revenue opportunities through: 1) mobile use minutes, 2) recurring fees for subscription services, 3) m-commerce transactions and 4) license fees for voice-enabling content. One Voice's solutions can also play a key role in helping wireless carriers differentiate their brand and service offerings, attracting new users and reducing churn. Additionally, the interoperability of One Voice's technology gives it the ability to link multiple wireless carrier networks, creating greater flexibility and driving consumer demand.

INSTANT AND UNIFIED MESSAGING: OPERATORS of Instant Messaging and Unified Messaging systems could significantly expand market share and drive revenues through integration of the Company's technology with its messaging capabilities. With One Voice, a mobile phone can be used to send instant messages, similar to a PC or PDA. This ability provides a differentiation for the service and thus drives additional revenue from other channels, such as Internet and e-mail services.

INFRASTRUCTURE PROVIDERS: Many of the leading mobile device hardware manufacturers also provide infrastructure services to wireless carriers. One Voice's technology provides a point of differentiation which could be bundled with infrastructure. Wireless carriers could then offer the technology to their subscribers, driving mobile phone minutes and increasing revenues.

VOICE TECHNOLOGY THROUGH PLATFORM INDEPENDENCE: A key advantage of the One Voice technology is that it is platform independent. The technology is adaptable and highly intelligent allowing it to operate on a device itself, in a server environment or a combination of the two. This creates expansive market opportunities including usage in mobile phones, PC's, wired and wireless handheld devices and other consumer electronics products.

EMPLOYEES

At December 31, 2002, we employed 12 full-time employees and 6 consultant/part-time employees. None of these employees is subject to a collective bargaining agreement, and there is no union representation within our company. We maintain various employee benefit plans and believe our employee relations are good.

DESCRIPTION OF PROPERTIES

The Company's headquarters are located at 6333 Greenwich drive, suite 240 in San Diego, California.

The Company leases its facilities under leases that expire at various times through October 2005. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2002:

Year ending December 31,

    2003                                               $ 304,615
    2004                                                 313,291
    2005                                                 266,053
                                                       ----------

                                                         883,959
Less sublease income                                     280,000
                                                       ----------

                                                       $ 603,959
                                                       ==========


Rent expense, net of sublease income, amounted to $162,169 and $233,974 for the years ended December 31, 2002 and 2001, respectively.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

NAME                AGE    POSITION
----                ---    --------
Dean Weber          40     Chairman of the Board, President, Chief
                           Executive Officer, Director
Rahoul Sharan       41     Chief Financial Officer, Secretary, Treasurer
                           and Director
Bradley J. Ammon    39     Director


Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified, although Dean Weber has an employment agreement and Rahoul Sharan's company has a personal service agreement with us. There are no family relationships between any of our directors or officers.

Dean Weber brings an extensive background to One Voice with over 20 years of technology and management experience. He is responsible for developing the company's strategic vision and pioneering its products, patented technology and business strategies. He was elected to our Board of Directors in July of 1999 as Chairman.

Before founding One Voice in 1998, Mr. Weber played key roles in many high profile technology companies including the B2 Stealth Bomber project at Northrop, Space Station contracts at United Technologies and advanced user interfaces at Xerox. Throughout his career, Mr. Weber has developed a comprehensive knowledge of Human Computer Interaction, Cognitive Science, Artificial Intelligence and Natural Language Processing. Mr. Weber currently has numerous patents in Artificial Intelligence, Natural Language Processing and other related technologies.

As CEO of One Voice, Mr. Weber has been instrumental in the growth and development of the company, successfully raising over $26 million of institutional funding, taking One Voice public, winning the Deloitte and Touche Technology Fast 50 award, and has been featured in Forbes, Time, and on CNN. Mr. Weber holds a Bachelor of Science degree in Computer Science from Central Connecticut State University.

RAHOUL SHARAN brings over 18 years of finance and accounting experience to One Voice. He is responsible for managing all of One Voice's accounting and financial matters. He was elected to our Board of Directors in July of 1999.

Prior to joining the One Voice team, Mr. Sharan was a partner of the S&P Group, which specializes in investment financing for venture capital projects, real estate development and construction. At S&P Group, Mr. Sharan led the successful financing efforts for over 15 companies in several industries.

Mr. Sharan was also the President of KJN Management Ltd., which provides a broad range of administrative, management and financial services. He also worked in public accounting for six years with Coopers & Lybrand. At C&L, Mr. Sharan worked in both the tax and audit groups for a wide variety of large and small clients.

Mr. Sharan holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia.

BRADLEY J. AMMON is a tax attorney in the San Diego law firm of Ernest S. Ryder & Associates, Inc. Mr. Ammon specializes in international tax planning, including restructuring of international operations, domestic mergers and acquisitions, and developing business plans to minimize worldwide taxation. Prior to joining the firm, Mr. Ammon was with SAIC as an International Tax Manager. He previously was with KPMG, LLP in the International Corporate Services department since 1998 where his principal practice consisted of clients in the information, communications and entertainment ("ICE") industry. Prior to joining KPMG, Mr. Ammon worked from 1995 to 1998 at Deloitte & Touche, LLP in their tax services department where he provided corporate, partnership, and personal tax and business planning services to clients. Mr. Ammon also worked several years as a staff accountant where his responsibilities included the compilation and consolidation of monthly financial statements for multiple subsidiaries. Mr. Ammon has a Juris Doctor and a Master's of Law in taxation (LL.M.) from the University of San Diego, and received his undergraduate degree from the University of California, San Diego. He is admitted to the California Bar. Mr. Ammon is a member of our Audit Committee and Compensation Committee and was appointed to our Board on June 9, 2000.

CODE OF ETHICS

The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2002, 2001 and 2000 exceeded $100,000:

                                     SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                                                   Other
                                                   Annual     Restricted   Options     LTIP   All Other
  Name & Principal           Salary     Bonus      Compen-      Stock       SARs     Payouts  Compen-
      Position         Year    ($)       ($)      sation ($)    awards      (#)(1)      ($)    sation
--------------------- ------ -------- ----------- ---------- ------------ --------- --------- ---------
Dean Weber,            2002  252,000                   0           0          0          0        0
CEO                    2001  246,098      0            0           0          0          0        0
                       2000  252,000    75,000         0           0          0          0        0

Rahoul Sharan,         2002  142,500                   0           0          0          0        0
CFO                    2001  137,654      0            0           0          0          0        0
                       2000  180,000  75,000(1)        0           0          0          0        0

(1) This payment was made through KJN Management Ltd.

EMPLOYMENT AGREEMENT

We entered into a three-year employment agreement (the Weber Employment Agreement) with Dean Weber, our Chairman, Chief Executive Officer and President, commencing in July 1999. The Weber Employment Agreement provides that, in consideration for Mr. Weber's services, he is to be paid an annual salary of $180,000. The salary was changed to $252,000 annually in April 2000. The last bonus earned was paid in 2000.

PERSONAL SERVICE AGREEMENT

We entered into a three-year personal service agreement with KJN Management Ltd., commencing in July 1999 for the services of its CFO, Rahoul Sharan, which provided for the payment of a fee by the Company to KJN Management Ltd. of $120,000 per year. The service fee was increased to $180,000 per year in 2000 and subsequently been reduced in 2001 and 2002. The last bonus earned was paid in 2000.

COMPENSATION OF DIRECTORS

Non-employee directors receive $1,000 for each Board of Directors meeting attended. The Company pays all out-of-pocket expenses of attendance.

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

Our Amended and Restated 1999 Stock Option Plan (the 1999 Plan) authorizes us to grant to our directors, employees, consultants and advisors both incentive and non-qualified stock options to purchase shares of our Common Stock. As of December 31, 2001, our Board of Directors had reserved 3,000,000 shares for issuance under the 1999 Plan, of which 2,078,625 shares were subject to outstanding options and 921,375 shares remained available for future grants. Our Board of Directors or a committee appointed by the Board (the Plan Administrator) administers the 1999 Plan. The Plan Administrator selects the recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the 1999 Plan are exercisable at a price determined by the Plan Administrator at the time of the grant, but in no event will the option price for any incentive stock option be lower than the fair market value for our Common Stock on the date of the grant. Options become exercisable at such times and in such installments as the Plan Administrator provides in the terms of each individual option agreement. In general, the Plan Administrator is given broad discretion to issue options and to accept a wide variety of consideration (including shares of our Common Stock and promissory notes) in payment for the exercise price of options. The 1999 Plan was authorized by the Board of Directors and stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our chief executive officer, Mr. Weber, advanced $4,500 to us for the purchase of a computer. Our chief financial officer, Mr. Sharan, advanced $10,000 to us for travel expenses. Both of these cash advances were recorded on our financial statements as current liabilities with no written or verbal agreement regarding loan terms of repayment or stated interest rate. The advances were repaid by us on July 14, 2000.

In May 1999, a group of officers, directors and stockholders of Dead On, Inc., our former corporate entity formed a new company, Dead On Acquisition Company, a California corporation. Subsequent to the formation of Dead On Acquisition Company, the group transferred 6,075,000 shares of our common stock to Dead On Acquisition Company in exchange for shares of Dead On Acquisition Company stock.

On July 14, 1999, 150,000 restricted shares of our common stock were issued as a commission to Compass Investment Management, a non-affiliated entity, for services rendered in connection with the July 1999 private placement.

On May 14, 1999, we sold all of our operating assets and liabilities relating to the discontinued operations of our apparel, accessory, and sports equipment division to Dead On Acquisition Company for $1.00 per an agreement for acquisition resulting in a gain of $91,785 and a provision for operating losses of $110,788, equaling a net financial statement loss of $19,003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding beneficial ownership of our common stock as of July 14, 2003 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o One Voice Technologies, Inc., 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

                                                                       Shares Beneficially Owned(1)
                                                                       ----------------------------
Name and Address of Beneficial Owner                                        Number       Percent
---------------------------------------------------------------------- --------------- ------------
Dean Weber, CEO, President and Chairman of the Board(2)                   5,558,000(3)    11.53%

IVantage, Inc. (2)                                                        1,600,200        3.32%

Rahoul Sharan, CFO, Secretary, Treasurer and Director                        60,000(4)      *

Bradley J. Ammon, Director                                                   75,000(5)      *

Alpha Capital Atiengesellschaft                                           3,895,835(6)     7.64%

Ellis Enterprises Ltd.                                                    3,116,668(7)     6.11%


Total securities held by officers and directors as a group (3 people):    5,693,000(8)    11.81%


(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 14, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) iVantage, Inc. is wholly owned by Dean Weber, Chairman of the Board, CEO, and President of One Voice Technologies, Inc. Mr. Weber is the beneficial owner of the 1,600,200 shares in the name of iVantage, Inc. and those shares are also included in the amount presented in this table for Mr. Weber.

(3) Includes 1,600,200 shares owned indirectly through iVantage, Inc.

(4) Represents options to purchase (i) 50,000 shares at an exercise price of $6.080 per share; and (ii) 10,000 shares at an exercise price of $2.00 per share. These options are currently exercisable.

(5) Includes options to purchase (i) 50,000 shares at an exercise price of $8.750 per share; and (ii) 25,000 shares at an exercise price of $2.00 per share. These options are currently exercisable.

(6) Represents shares underlying convertible notes, convertible at $0.072 per share, and 350,004 shares underlying warrants that are currently exercisable at an exercise price of $0.27 per share. Konrad Ackerman may be deemed a control person of the shares owned by such entity. The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. If the selling stockholder did not have such limitation, the maximum number and percentage of shares the selling stockholder would be able to acquire, as of July 14, 2003 is 3,895,835 and 7.64%, respectively. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. If the market price of the common stock declines, the selling stockholder will receive a greater number of shares based on a lower conversion price.

(7) Represents shares underlying convertible notes, convertible at $0.072 per share, and 145,836 shares underlying warrants that are currently exercisable at an exercise price of $0.27 per share. Dr. Julian Ungar, an unaffiliated third party, has investment power over the shares owned by such entity. The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. If the selling stockholder did not have such limitation, the maximum number and percentage of shares the selling stockholder would be able to acquire, as of July 14, 2003 is 3,116,668 and 6.11%, respectively. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. If the market price of the common stock declines, the selling stockholder will receive a greater number of shares based on a lower conversion price.

(8) Includes options to purchase 210,000 shares as they are currently exercisable.

                            DESCRIPTION OF SECURITIES

THE FOLLOWING DESCRIPTION OF OUR CAPITAL STOCK IS A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF OUR ARTICLES OF INCORPORATION, WITH AMENDMENTS, ALL OF WHICH HAVE BEEN FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

Our Amended Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. The Board of Directors, from time to time in its sole discretion, has the authority to fix the powers, rights, qualifications, limitations, and restrictions pertaining to the preferred stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-- an exchange distribution in accordance with the rules of the applicable exchange;
-- privately-negotiated transactions;
-- short sales;
-- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
-- a combination of any such methods of sale; and -- any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. None of the selling stockholders currently have open positions in One Voice.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. If any such arrangements are entered into, this prospectus will be amended to disclose the arrangements and name of the broker-dealer participating in the offering.

In addition, the selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholder that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PENNY STOCK

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                               SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
                                            Total
                        Total Shares     Percentage
                      of Common Stock     of Common      Shares of                                  Beneficial   Percentage
                       Issuable Upon       Stock,      Common Stock     Beneficial Percentage of    Ownership    of Common
                       Conversion of      Assuming      Included in     Ownership   Common Stock    After the   Stock Owned
                        Notes and/or        Full        Prospectus     Before the   Owned Before    Offering   After Offering
       Name              Warrants*      Conversion         (1)         Offering*     Offering (1)      (6)           (6)
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
Alpha Capital            3,895,835         7.64%          Up to         3,895,835       7.64%           --            --
Atiengesellschaft (2)                                   7,645,835
                                                        shares of
                                                       common stock
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
Ellis Enterprises        3,116,668         6.11%          Up to         3,116,668       6.11%           --            --
Ltd. (3)                                                 6,116,668
                                                         shares of
                                                        common stock
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
Greenwich Growth         1,558,334          3.06%          Up to        1,558,334       3.06%           --            --
Fund, Ltd. (4)                                           3,058,334
                                                         shares of
                                                        common stock
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------

01144 Limited (5)          779,167          2.02%          Up to        779,167         2.02%           --            --
                                                         1,529,167
                                                         shares of
                                                        common stock
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------

* Based on a conversion price of $.072 per share at July 11, 2003.


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 200% of the shares issuable upon conversion of the convertible notes, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

(2) Includes 145,835 shares underlying warrants that are currently exercisable at an exercise price of $0.1272 per share. In accordance with rule 13d-3 under the securities exchange act of 1934, Konrad Ackerman may be deemed a control person of the shares owned by such entity.

(3) Includes 116,668 shares underlying warrants that are currently exercisable at an exercise price of $0.1272 per share. Dr. Julian Ungar , an unaffiliated third party, has investment power over the shares owned by such entity.


(4) Includes 58,334 shares underlying warrants that are currently exercisable at an exercise price of $0.1272 per share. Greenwich Growth Fund Limited is a private investment fund that is owned by its investors and managed by Meridian Fund Management. The directors of Meridian Fund Management are Arthur Jones, Jonathan Walk and Jennifer Kelly.

(5) Includes 29,167 shares underlying warrants that are currently exercisable at an exercise price of $0.1272 per share. 01144 Limited is a private investment fund that is majority-owned by Ian McKinnon.

(6) Assumes that all securities registered will be sold.


OUR SECURITIES PURCHASE AGREEMENT

To obtain funding for our ongoing operations, we entered into a Subscription Agreement with the selling stockholders on April 10, 2003 for the sale of an aggregate of (i) $600,000 in convertible notes and (ii) a warrants to purchase 350,004 shares of our common stock. The following is a list of the principal amount of notes held and proportionate share by each selling stockholder:

         Alpha Capital Aktiengesellschaft - $250,000 - 41.67%
         Ellis Enterprises - $200,000 - 33.33%
         Greenwich Growth Fund Limited - $100,000 - 16.67%
         01144 Limited - $50,000 - 8.33%

All of the convertible notes were paid for by the investors and issued at closing on April 10, 2003.

The selling stockholders agreed that provided no event of default has occurred, then until 180 days after the effective date of this prospectus, that each will not, without our prior approval, sell in open market transactions on any trading day an amount of our common stock in excess of their proportionate share of 25%of the reported trading volume of our common stock for such trading day. In the event the selling stockholder does not sell their full proportionate share on the subsequent trading day, then the unsold portion may be sold thereafter on any trading day without regard to this limitation.

The securities purchase agreement also contains covenants and representations and warranties of the selling stockholders and us that are customary in transactions of this type. In particular, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the debentures and exercise of the warrants then outstanding and to have reserved at all times for issuance at least 1.5 times the number of shares that is the actually issuable upon full conversion of the debentures and full exercise of the warrants. Moreover, our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration Statement and we are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

We are be obligated to pay a penalty of $6,000 per day to the selling stockholders if we fail to deliver the shares of our common stock issuable upon a conversion of the debentures within three business days following the receipt of the selling stockholders' notice of conversion.

In the event we are prohibited from issuing shares of our common stock, or fail to timely deliver shares of our common stock or upon the occurrence of any event of default, then at the selling stockholders election, we must pay to the selling stockholder, a sum of money determined by (i) multiplying up to the outstanding principal amount of the note by 130%, or (ii) multiplying the number of shares otherwise deliverable upon conversion of an amount of note principal and/or interest at the then conversion price that would be in effect by the highest closing price of the common stock until the day prior to the receipt of the mandatory redemption payment, whichever is greater, together with accrued but unpaid interest.

4% CONVERTIBLE NOTES
--------------------

The notes bear interest at 4% mature on April 10, 2005, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes are due upon default under the terms of convertible notes.

Simple interest payable on the notes accrue at the annual rate of four percent (4%) and is payable upon each conversion, June 30, 2003 and quarterly thereafter, and on the maturity date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner if converted in shares of common stock.

The conversion price of the notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

The conversion price of the notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership. Also, the notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of a note is determined by dividing that portion of the principal of the note to be converted and interest, if any, by the conversion price. For example, assuming conversion of $600,000 of notes, with $50,000 of interest, on July 11, 2003, a conversion price of $0.072 per share, the number of shares issuable upon conversion ignoring the 9.99% limitation discussed above, would be:

$650,000/.072 = 9,027,777

The conversion price is calculated by taking 80% the average of the five lowest closing prices for the 30 days prior to conversion. In this example at July 11, 2003 the five lowest closing prices were $0.09 and 20% of this price equals a conversion price of $0.072.

The following is an example of the amount shares of our common stock that is issuable, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below the market price, as of July 11, 2003 of $0.10.

                                                   With                                            Percentage of
% Below Market          Price Per Share       Discount of 20%     Number of Shares Issuable      Outstanding Stock
--------------          ---------------       ---------------     -------------------------      -----------------
         25%                   $.075                $.060                 10,000,000                    17.19%
         50%                   $.050                $.040                 15,000,000                    23.74%
         75%                   $.025                $.020                 30,000,000                    38.37%

DESCRIPTION OF WARRANTS

The warrants purchased by the selling stockholders on April 10, 2003 entitle them to purchase 350,004 shares of our common stock at an exercise price equal to $0.1272 per share. In addition the warrants may exercised without cash by reducing the amount of shares issuable upon exercise by an amount equal to the exercise price.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.


                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Our financial statements at December 31, 2001 and 2002 appearing in this prospectus and registration statement have been audited by Stonefield Josephson, Inc., independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of One Voice Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                    CONTENTS




                                                                       Page
                                                                       ----

INDEPENDENT AUDITORS' REPORT                                            F-1

FINANCIAL STATEMENTS:
  Balance Sheet                                                         F-2
  Statements of Operations                                              F-3
  Statement of Stockholders' Equity                                  F-4 - F-6
  Statements of Cash Flows                                           F-7 - F-8
  Notes to Financial Statements                                      F-9 - F-31

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
One Voice Technologies, Inc.
San Diego, California

We have audited the accompanying balance sheet of One Voice Technologies, Inc., a Nevada Corporation (a development stage enterprise) as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001, and for the period since inception on January 1, 1999 to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Voice Technologies, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and for the period since inception on January 1, 1999 to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $6,568,922 during 2002 and had an accumulated deficit of $26,527,036. The Company had working capital of $408,921 at December 31, 2002. Cash flows used for operations amounted to $3,620,807 for the year ended December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern unless the Company enters into a significant revenue-bearing contract. Management is currently seeking additional equity or debt financing. Additionally, management is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.






                    /S/ STONEFIELD JOSEPHSON, INC.
                    CERTIFIED PUBLIC ACCOUNTANTS

                    SANTA MONICA, CALIFORNIA
                    FEBRUARY 24, 2003

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        BALANCE SHEET - DECEMBER 31, 2002

                                     ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                                        $    745,155
  Accounts receivable                                                    29,888
  Prepaid expenses                                                       63,524
                                                                   -------------

          Total current assets                                          838,567

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation and amortization                             359,358

OTHER ASSETS:
  Software development costs, net of accumulated amortization           730,365
  Deposits                                                               46,897
  Trademarks, net of accumulated amortization                           106,422
  Patents                                                                61,845
                                                                   -------------

          Total other assets                                            945,529
                                                                   -------------

                                                                   $  2,143,454
                                                                   =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES -

  accounts payable and accrued expenses                            $    429,646

4% CONVERTIBLE NOTES PAYABLE,                                         1,235,000
Less unamortized discount                                              (934,100)
                                                                   -------------
                                                                        300,900

STOCKHOLDERS' EQUITY:
  Preferred stock; $.001 par value, 10,000,000 shares
    authorized, no shares issued and outstanding                             --
  Common stock; $.001 par value, 100,000,000 shares
    authorized, 38,934,533 shares issued and outstanding                 38,934
  Additional paid-in capital                                         27,901,010
  Deficit accumulated during development stage                      (26,527,036)
                                                                   -------------

          Total stockholders' equity                                  1,412,908
                                                                   -------------

                                                                   $  2,143,454
                                                                   =============


The accompanying notes form an integral part of these financial statements.


                               ONE VOICE TECHNOLOGIES, INC.
                             (A DEVELOPMENT STAGE ENTERPRISE)

                                 STATEMENTS OF OPERATIONS

                                                                      From inception
                                                                       on January 1,
                                         Year ended      Year ended       1999 to
                                        December 31,    December 31,    December 31,
                                            2002            2001            2002
                                        -------------   -------------   -------------
NET REVENUE                             $    387,771    $    185,934    $    650,321

COST OF REVENUE                               60,485          26,010         199,675
                                        -------------   -------------   -------------

GROSS PROFIT                                 327,286         159,924         450,646

GENERAL AND ADMINISTRATIVE EXPENSES        6,896,208       8,938,203      26,977,682
                                        -------------   -------------   -------------

NET LOSS                                $ (6,568,922)   $ (8,778,279)   $(26,527,036)
                                        =============   =============   =============

NET LOSS PER SHARE, basic and diluted   $      (0.21)   $      (0.59)
                                        =============   =============

WEIGHTED AVERAGE SHARES OUTSTANDING,
  basic and diluted                       31,635,000      14,824,000
                                        =============   =============


The accompanying notes form an integral part of these financial statements.


                                         ONE VOICE TECHNOLOGIES, INC.
                                       (A DEVELOPMENT STAGE ENTERPRISE)

                                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                           Deficit
                                                                                         accumulated
                                                Common stock              Additional       during           Total
                                        -----------------------------      paid-in       development    stockholders'
                                            Shares         Amount          capital          stage          equity
                                        -------------   -------------   -------------   -------------   -------------
Balance at January 1, 1999                12,720,000    $     12,720    $               $               $     12,720

Net proceeds from issuance of
  common stock in connection
  with merger                              7,000,000           7,000         106,236                         113,236

Net proceeds from issuance of
  common stock                             1,500,000           1,500       2,544,422                       2,545,922

Net issuance of common stock in
  exchange for services                      150,000             150         299,850                         300,000

Redemption of common stock               (10,000,000)        (10,000)                                        (10,000)

Net loss for the year ended
  December 31, 1999                                                                       (1,782,215)     (1,782,215)
                                        -------------   -------------   -------------   -------------   -------------

Balance at December 31, 1999              11,370,000          11,370       2,950,508      (1,782,215)      1,179,663

Net proceeds from issuance of
  common stock and warrants                  312,500             313       1,779,523                       1,779,836

Net proceeds from issuance of
  common stock and warrants                  988,560             988      12,145,193                      12,146,181

Issuance of warrants in exchange
  for services                                                                55,000                          55,000

Issuance of options in exchange
  for services                                                               199,311                         199,311

Issuance of warrants in connection
  with financing                                                           1,576,309                       1,576,309

Net loss for the year ended
  December 31, 2000                                                                       (9,397,620)     (9,397,620)
                                        -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2000              12,671,060          12,671      18,705,844     (11,179,835)      7,538,680
                                        -------------   -------------   -------------   -------------   -------------

                                                  (Continued)

The accompanying notes form an integral part of these financial statements.

                                                     F-4


                                         ONE VOICE TECHNOLOGIES, INC.
                                       (A DEVELOPMENT STAGE ENTERPRISE)

                                 STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                                                           Deficit
                                                                                         accumulated
                                                Common stock              Additional       during           Total
                                        -----------------------------      paid-in       development    stockholders'
                                            Shares         Amount          capital          stage          equity
                                        -------------   -------------   -------------   -------------   -------------

Conversion of debt to equity, net
 of unamortized debt discount              3,220,765           3,220         571,867                         575,087

Issuance of options in
  exchange for services                                                       58,864                          58,864

Issuance of stock and warrants
  in connection with settlement              110,000             110         247,940                         248,050

Proceeds from sale of common stock
  and warrants, net of offering costs        702,350             702         839,318                         840,020

Issuance of warrants in connection
  with debt financing                                                         92,400                          92,400

Beneficial conversion feature
  embedded in debt securities                                                417,450                         417,450

Conversion of debt to equity -
  Laurus Master Fund                       3,402,600           3,403         595,399                         598,802

Conversion of debt to equity -
  Stonestreet Capital                      2,973,780           2,974         506,137                         509,111

Net loss for the year ended
  December 31, 2001                                                                       (8,778,279)     (8,778,279)
                                        -------------   -------------   -------------   -------------   -------------

Balance at December 31, 2001              23,080,555          23,080      22,035,219     (19,958,114)      2,100,185

Conversion of debt to equity               2,624,447           2,624         309,714                         312,338

Issuance of warrants in connection
  with debt financing                                                        577,879                         577,879

Beneficial conversion feature
  embedded in debt securities                                              1,948,765                       1,948,765

Issuance of options in exchange
  for services                                                               107,276                         107,276

                                                  (Continued)

The accompanying notes form an integral part of these financial statements.

                                                     F-5


                                         ONE VOICE TECHNOLOGIES, INC.
                                       (A DEVELOPMENT STAGE ENTERPRISE)

                                 STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                 (UNAUDITED)

                                                                                           Deficit
                                                                                         accumulated
                                                Common stock              Additional       during           Total
                                        -----------------------------      paid-in       development    stockholders'
                                            Shares         Amount          capital          stage          equity
                                        -------------   -------------   -------------   -------------   -------------

Issuance of common stock for cash          2,666,667           2,667         721,166                         723,833

Cashless exercise of warrants                 10,512              11             (11)                             --

Exercise of warrants for cash                 20,000              20           3,380                           3,400

Re-pricing adjustment for
  warrants outstanding                            --              --           9,000                           9,000

Shares issued in re-pricing-
  Stonestreet Capital                        833,334             833         174,167                         175,000

Conversion of debt to equity -
  Laurus Master Fund                       2,110,129           2,110         703,345                         705,455

Conversion of debt to equity -
  Stonestreet Capital                      4,294,596           4,294         899,405                         903,699

Conversion of debt to
  equity - Alpha Capital                   2,767,752           2,768         342,232                         345,000

Conversion of debt to
  equity - Ellis Enterprise                  300,842             301          39,699                          40,000

Conversion of debt to
  equity - Bristol Investments               225,699             226          29,774                          30,000

Net loss for the year ended
  December 31, 2002                                                                       (6,568,922)     (6,568,922)
                                        -------------   -------------   -------------   -------------   -------------

Balance at December 31, 2002              38,934,533    $     38,934    $ 27,901,010    $(26,527,036)   $  1,412,908
                                        =============   =============   =============   =============   =============


The accompanying notes form an integral part of these financial statements.

                                       F-6

                                    ONE VOICE TECHNOLOGIES, INC.
                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                      STATEMENTS OF CASH FLOWS

                          INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                      From inception
                                                                                      on January 1,
                                                       Year ended       Year ended       1999 to
                                                      December 31,     December 31,     December 31,
                                                          2002            2001            2002
                                                      -------------   -------------   -------------
Cash flows provided by (used for)
 operating activities:
  Net loss                                            $ (6,568,922)   $ (8,778,279)   $(26,527,036)
                                                      -------------   -------------   -------------

 Adjustments to reconcile net loss to
  net cash provided by operating activities:
      Depreciation and amortization                        848,165       1,168,084       3,172,495
      Loss on disposal of assets                            23,340         500,000         523,340
      Amortization of discount and finance cost          2,141,505       1,191,442       3,396,530
      Options issued in exchange for services              107,276         140,263         446,850
      Warrants issued in exchange for services                  --         166,650         221,650

 Changes in operating assets and liabilities:
  (Increase) decrease in assets:
      Licensing revenue receivable                         (29,343)             --        (279,343)
      Advertising revenue receivable                            --         324,455         249,455
      Inventory                                            109,451           6,424              --
      Prepaid advertising                                       --         183,331              --
      Prepaid mailing lists                                     --              --        (750,000)
      Prepaid expenses                                       3,115         186,617         (63,525)
      Deposits                                               1,405            (315)        (46,897)

  Increase (decrease) in liabilities:
      Accounts payable and accrued expenses               (256,799)       (112,229)        429,646
      Deferred revenue                                          --         (56,250)        250,000
                                                      -------------   -------------   -------------

          Total adjustments                              2,948,115       3,698,472       7,550,201
                                                      -------------   -------------   -------------

          Net cash used for operating activities        (3,620,807)     (5,079,807)    (18,976,835)
                                                      -------------   -------------   -------------

Cash flows used for investing activities:
  Sale (Purchase) of property and equipment,
     net                                                       847         (75,205)     (1,397,819)
  Software licensing                                        (6,013)             --      (1,145,322)
  Software development costs                               (16,859)       (262,278)     (1,577,083)
  Trademarks                                                (7,288)        (27,195)       (242,469)
  Patents                                                  (15,447)         (3,668)        (74,465)
  Loan fees                                                     --              --        (200,000)
  Increase in escrow account                                    --         200,000              --
                                                      -------------   -------------   -------------

          Net cash used for investing activities           (44,760)       (168,346)     (4,637,158)
                                                      -------------   -------------   -------------

                                             (Continued)

The accompanying notes form an integral part of these financial statements.

                                                 F-7


                                    ONE VOICE TECHNOLOGIES, INC.
                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                STATEMENTS OF CASH FLOWS (CONTINUED)

                          INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                      From inception
                                                                                      on January 1,
                                                       Year ended       Year ended       1999 to
                                                       December 31,     December 31,    December 31,
                                                          2002            2001            2002
                                                      -------------   -------------   -------------

Cash flows provided by (used for) financing activities:
  Proceeds from issuance of common stock, net              727,233         840,020      18,465,148
  Proceeds from loans payable                                   --              --         200,000
  Proceeds from convertible note payable, net            2,948,000         956,000       5,904,000
  Payments on loan payable officer stockholder                  --        (200,000)       (200,000)
  Retirement of common stock, net                               --              --         (10,000)
                                                      -------------   -------------   -------------

          Net cash provided by financing activities      3,675,233       1,596,020      24,359,148
                                                      -------------   -------------   -------------

Net increase (decrease) in cash                              9,666      (3,652,133)        745,155
Cash and cash equivalents, beginning of year               735,489       4,387,622              --
                                                      -------------   -------------   -------------

Cash and cash equivalents, end of year                $    745,155    $    735,489    $    745,155
                                                      =============   =============   =============

Supplemental disclosure of cash flow information:
  Interest paid                                       $         --    $      1,270    $     19,047
                                                      =============   =============   =============
  Income taxes paid                                   $        800    $        800    $      5,023
                                                      =============   =============   =============

Supplemental disclosure of non-cash financing activities:
   Options issued in exchange for services            $    107,276    $     58,863    $    365,450
                                                      =============   =============   =============
   Shares issued for re-pricing of conversion rate    $    175,000    $         --    $    175,000
                                                      =============   =============   =============
   Common shares and warrants issued for settlement   $         --    $    166,650    $    303,050
                                                      =============   =============   =============
   Warrants issued in connection with financing       $    577,879    $     92,400    $  3,905,898
                                                      =============   =============   =============
   Common Stock issued in exchange for debt           $  2,336,492    $  1,683,000    $  4,019,492
                                                      =============   =============   =============
   Beneficial conversion feature of debt to equity    $  1,948,765    $    325,000    $  2,366,215
                                                      =============   =============   =============

The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(1) ORGANIZATION:

Conversational Systems, Inc. was incorporated under the laws of the State of California on April 8, 1991. The Company commenced operations in 1999.

Effective June 22, 1999, pursuant to a Merger Agreement and Plan of Reorganization between Dead On, Inc. ("acquiree") and Conversational Systems, Inc. a California corporation ("acquiror" or the "Company"), Dead On, Inc. has been reversed merged into Conversational Systems, Inc. The Company accounted for the acquisition of Dead On, Inc. using the purchase method of accounting. The shares of Conversational Systems were exchanged for 7,000,000 newly issued shares of Dead On, Inc. Because the former shareholders of Conversational Systems, Inc. then became the majority shareholders of Dead On, Inc., Conversational Systems was treated as the acquiror under APB Opinion No. 16, "Business Combinations."

In July 1999, the Company repurchased and retired 10,000,000 shares of its common stock, $.001 par value per share. Due to the retirement of shares, the former shareholders of Conversational Systems, Inc. have significant control in Dead On, Inc.

Due to the contemplation and timing of the merger between Dead On, Inc. and Conversational Systems, Inc. and the retirement of 10,000,000 shares of the Company's common stock, these events were accounted for as a single transaction.

Conversational Systems, Inc. was liquidated with and into Dead On, Inc., which then changed its legal name to One Voice Technologies, Inc., a Nevada Corporation.

                                 GOING CONCERN:

The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $6,568,922 during 2002 and had an accumulated deficit of $26,527,036. The Company had working capital of $408,921 at December 31, 2002. Cash flows used for operations amounted to $3,620,807 for the year ended December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern unless the Company enters into a significant revenue-bearing contract. Management is currently seeking additional equity or debt financing. Additionally, management is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                               BUSINESS ACTIVITY:

The Company develops and markets computer software using Intelligent Voice Interactive Technology (IVIT(TM)) to website owners in the United States and other countries.

                                USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          DEVELOPMENT STAGE ENTERPRISE:

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, which is unrelated to the business of Dead On, and its planned principal operations have not yet commenced. All losses accumulated since inception of One Voice Technologies, Inc. have been considered as part of the Company's development stage activities. Revenues of $387,771 during the year ended December 31, 2002 is not substantial to the plan of the Company. These revenues were derived from one project with one customer and currently no revenue stream exists. The Company is continuing to focus on its development activities.

                                   FAIR VALUE:


The Company's financial instruments consist principally of accounts payable and notes payable and accounts receivable as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of the financial instruments accounts payable approximate their fair value due to the short-term nature of these instruments and for convertible notes, the instruments are valued at the Company's effective borrowing rate.


                                      CASH:

                                  EQUIVALENTS
                                  -----------

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                                CASH, CONTINUED:

                                 CONCENTRATION
                                 -------------

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                              REVENUE RECOGNITION:

The Company recognizes revenues when earned in the period in which the service is provided. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Service and license fees are deferred and recognized over the life of the agreement. Revenues from the sale of products are recognized upon shipment of the product.

                            NONMONETARY TRANSACTIONS:

The Company accounts for nonmonetary transactions based on the fair values of the assets or services involved in accordance with APB No. 29, "Accounting for Nonmonetary Transactions." The cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered to obtain it.

                        ADVERTISING AND PROMOTION COSTS:

Advertising and promotion costs are expensed as incurred. For the years ended December 31, 2002 and 2001, advertising and promotion costs approximated $25,000 and $388,000, respectively.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                   ADVERTISING AND PROMOTION COSTS, CONTINUED:

The Company also engages in barter advertising, which they account for in accordance with EITF 99-17, determining the fair market value of the barter advertising based on the fair value of non-barter advertising. The Company books the revenue and related expenses from barter advertising up to the extent of the non-barter advertising during the same period. During the year ended December 31, 2002, the Company did not recognize any revenues and expenses for barter transactions as it did not enter into such transactions. During the year ended December 31, 2001, the Company recognized $180,000 in revenues and expenses from barter transactions. Advertising which did not qualify for recognition under EITF 99-17, and therefore, is not reflected in these statements, totaled $87,500 for the year ended December 31, 2001.

                             PROPERTY AND EQUIPMENT:

Property and equipment are valued at cost. Depreciation is being provided by use of the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

                       DEBT WITH STOCK PURCHASE WARRANTS:

The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities, and the balance of the proceeds is accounted for as additional paid-in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the interest method. In the event of settlement of such debt in advance of the maturity date, an expense is recognized based upon the difference between the then carrying amount (i.e., face amount less unamortized discount) and amount of payment.

                    DEBT WITH BENEFICIAL CONVERSION FEATURE:

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and embedded equity features included with indebtedness be valued using the relative fair value approach, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. The Company has entered into several transactions involving debt with beneficial conversion feature, all of which are discussed in
Note 5.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                           SOFTWARE DEVELOPMENT COSTS:

The Company accounts for their software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," ("SFAS No. 86"). SFAS No. 86 requires the Company to capitalize the direct costs and allocate overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations. Capitalized costs are amortized over the estimated product life of four years on the straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value.

Amortization expense totaled $390,967 and $383,115 for the years ended December 31, 2002 and 2001, respectively. Accumulated amortization as of December 31, 2002 amounted to $852,183.

                               COMPREHENSIVE LOSS:

Comprehensive loss consists of net loss only, and accordingly, a Statement of Comprehensive Loss is not presented.

                             TRADEMARKS AND PATENTS:

The Company's trademark costs consist of legal fees paid in connection with trademarks. The Company amortizes trademarks using the straight-line method over the period of estimated benefit, generally four years. Amortization expense charged for the years ended December 31, 2002 and 2001 totaled $57,977 and $53,226, respectively. Accumulated amortization as of December 31, 2002 amounted to $148,667.

The Company's patent costs consist of legal fees paid in connection with patents pending. The Company will amortize patents using the straight-line method over the period of estimated benefit, generally five years. Amortization expense charged for the year ended December 31, 2002 totaled $12,620. There was no amortization expense charged for the year ended December 31, 2001.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                             TRADEMARKS AND PATENTS:

The Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of the remaining balance of the patent and trademarks. Impairment of the assets is triggered when the estimated future undiscounted cash flows do not exceed the carrying amount of the intangible asset. If the events or circumstances indicate that the remaining balance of the assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the assets and the fair value of such assets, determined using the estimated future discounted cash flows generated.

                               NET LOSS PER SHARE:


For the years ended December 31, 2002 and 2001, the per share data is based on the weighted average number of common (basic) and common equivalent shares outstanding (diluted), and are calculated in accordance with Common stock equivalents, consisting of 3,173,625 and 2,078,625 stock options, 3,464,297 and 1,457,567 stock warrants, and convertible notes estimated at 6,175,000 shares
(2002) and 2,700,000 (2001), using assumed conversion rate of $0.20 have not been included in the computation of diluted weighted average number of common shares outstanding, as their effect would be anti-dilutive for December 31, 2002 and 2001, respectively.


                                  INCOME TAXES:

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                         NEW ACCOUNTING PRONOUNCEMENTS:

In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB
16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption did not have a material impact to the Company's financial position or results of operations, since the Company has not participated in such activities covered under this pronouncement after the effective date.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. As of January 1, 2002, the Company implemented the guidance of SFAS 142. There was no reclassification necessary of intangible assets related to the adoption of SFAS 142 since all balances were previously classified as intangible assets. The Company did not have a material impact to the Company's financial position or results of operations from the adoption of this pronouncement.

In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                    NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company did not have a material impact to the Company's financial position or results of operations from the adoption of this pronouncement.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption of SFAS No. 145 did not have a material impact on the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                    NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(3) PROPERTY AND EQUIPMENT:


A summary is as follows:

         Computer equipment                              $    463,885
         Website development                                  420,993
         Equipment                                            296,998
         Furniture and fixtures                               120,243
         Web host computer equipment                           35,974
         Leasehold improvements                                15,222
                                                         -------------

                                                            1,353,315
         Less accumulated depreciation and amortization       993,957
                                                         -------------

                                                         $    359,358
                                                         =============


Depreciation expense totaled $377,051 and $390,092 for the years ended December 31, 2002 and 2001, respectively.

(4) SOFTWARE LICENSING AGREEMENTS:

In March 2000, the Company entered into a 36-month software licensing agreement with a software developer. The agreement can be cancelled by mutual agreement of the parties at any time. The asset balance of $5,465, net of accumulated amortization is being amortized using the straight-line method over the life of the agreement and is included in software development cost.

Amortization expense related to software licensing agreements totaled $9,550 and $352,973 for the years ended December 31, 2002 and 2001, respectively.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) CONVERTIBLE NOTES PAYABLE:

A summary of convertible notes payable at stated interest rate of 4% is as follows:

                                           Due            Principal    Unamortized      Net
                                           Date            Amount       Discount      Balance
                                    -----------------   ------------   -----------   ----------
Alpha Capital Akteingesellschaft    August 6, 2004      $   155,000    $  (79,977)   $  75,023
Alpha Capital Akteingesellschaft    November 14, 2004       300,000      (281,547)      18,453
Alpha Capital Akteingesellschaft    December 30, 2004       300,000      (198,830)     101,170
Ellis Enterprise Limited            November 14, 2004        85,000       (79,670)       5,330
Ellis Enterprise Limited            December 30, 2004       125,000       (82,905)      42,095
Bristol Investments Fund, Limited   November 14, 2004       120,000      (112,417)       7,583
Bristol Investments Fund, Limited   December 30, 2004       150,000       (98,754)      51,246
                                                        ------------   -----------   ----------

                                                        $ 1,235,000    $ (934,100)   $ 300,900
                                                        ============   ===========   ==========

4% Convertible Note Payable, Alpha Capital Akteingesellschaft
-------------------------------------------------------------

During the year ended December 31, 2002, the Company entered into three subscription agreements with Alpha Capital Akteingesellschaft, for the sale of
(i) an aggregate of $1,100,000 in convertible notes and (ii) warrants to purchase 728,004 shares of the Company's common stock. The Company recorded net proceeds of $989,000.

The note bears interest at 4% and is convertible into common stock at the lesser of:

a) $0.252; or

b) 80% of the average of the three lowest closing prices of the common stock for the thirty trading days immediately prior to the conversion date.

c) Conversion of debt to common shares is limited to 9.99% of the current outstanding common shares.

The unconverted portion of the note is due at various times through December 30, 2004, which as of December 31, 2002 amounted to $755,000.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) CONVERTIBLE NOTES PAYABLE, CONTINUED:

The warrants have an exercise price of: a) Prices ranging from $0.204 to $0.90
b) 120% of the three lowest closing price of the common stock for the ten trading days prior to the exercise of the warrant.

Using the Black Scholes Option Pricing Model, the average fair value of the warrants amounted to $0.16 per share or total allocation of $118,000. This amount was recorded as a discount against the face value of the notes payable. In addition, since these debts were convertible into equity at the option of the note holder at conversion rates mentioned above, a beneficial conversion feature of $596,000 has been recorded as a debt discount and is being amortized using the effective interest rate (45%) over the life of the debt in accordance with EITF 00-27. Unamortized debt discount and beneficial conversion is recognized as interest expense upon conversion.

During the year ended December 31, 2002, $345,000 was converted at an average conversion price of $0.125 into 2,767,752 common shares.

4% Convertible Note Payable, Ellis Enterprise Limited
-----------------------------------------------------

During the year ended December 31, 2002, the Company entered into two subscription agreements with Ellis Enterprise Limited, for the sale of (i) an aggregate of $250,000 in convertible notes and (ii) warrants to purchase 145,836 shares of the Company's common stock. The Company recorded net proceeds of $227,000.

The note bears interest at 4% and is convertible into common stock at the lesser of:

a) $0.242; or

b) 80% of the average of the three lowest closing prices of the common stock for the thirty trading days immediately prior to the conversion date.

c) Conversion of debt to common shares is limited to 4.99% of the current outstanding common shares

The unconverted portion of the note is due at various times through December 30, 2004, which as of December 31, 2002 amounted to $210,000.

The warrants have an exercise price of:
a) Prices ranging from $0.204 to $0.252
b) 120% of the three lowest closing price of the common stock for the ten trading days prior to the exercise of the warrant.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) CONVERTIBLE NOTES PAYABLE, CONTINUED:

4% Convertible Note Payable, Ellis Enterprise Limited
-----------------------------------------------------

Using the Black Scholes Option Pricing Model, the fair value of the warrants amounted to $0.14 per share or total allocation of $20,000. This amount was recorded as a discount against the face value of the note payable. In addition, since this debt is convertible into equity at the option of the note holder at conversion rates mentioned above, a beneficial conversion feature of $165,000 has been recorded as a debt discount and is being amortized using the effective interest rate (45%) over the life of the debt in accordance with EITF 00-27. Unamortized debt discount and beneficial conversion is recognized as interest expense upon conversion.

During the year ended December 31, 2002, $40,000 was converted at an average conversion price of $0.133 into 300,842 common shares.

4% Convertible Note Payable, Bristol Investments Fund, Limited
--------------------------------------------------------------

During the year ended December 31, 2002, the Company entered into two subscription agreements with Bristol Investments Fund, Limited, for the sale of
(i) an aggregate of $300,000 convertible notes and (ii) warrants to purchase 175,002 shares of the Company's common stock. The Company recorded net proceeds of $273,000.

The note bears interest at 4% and is convertible into common stock at the lesser of:
1. $0.242
2. 80% of the average of the three lowest closing prices of the common stock for the thirty trading days immediately prior to the conversion date.
3. Conversion of debt to common shares is limited to 4.99% of the current outstanding common shares.

The unconverted portion of the note is due at various times through December 30, 2004, which as of December 31, 2002 amounted to $270,000.

The warrants have an exercise price of:
1. Prices ranging from $0.204 to $0.252
2. 120% of the three lowest closing price of the common stock for the ten trading days prior to the exercise of the warrant.

Using the Black Scholes Option Pricing Model, the fair value of the warrant amounted to $0.14 per share or total allocation of $24,000. This amount was recorded as a discount against the face value of the note payable. In addition, since this debt is convertible into equity at the option of the note holder at conversion rates mentioned above, a beneficial conversion feature of $199,000 has been recorded as a debt discount and is being amortized using the effective interest rate (54%) over the life of the debt in accordance with EITF 00-27. Unamortized debt discount and beneficial conversion is recognized as interest expense upon conversion.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) CONVERTIBLE NOTES PAYABLE, CONTINUED:

4% Convertible Note Payable, Bristol Investments Fund, Limited,
---------------------------------------------------------------

                                    CONTINUED

During the year ended December 31, 2002, $30,000 were converted at an average conversion price of $0.133 into 225,699 common shares.

5% Convertible Note Payable
---------------------------

In October 2000, the Company entered into a purchase agreement with an investment company to issue a total of $10,000,000 convertible notes payable with interest at 5% per annum and 231,884 common stock purchase warrants. Each warrant entitled the holder to purchase one share of the Company's common stock at an exercise price of $9.76 per share. In October 2000, the Company issued $2,000,000 of convertible notes and the warrants. The remaining principal balance of the note was payable in full in October 2003. The fair value of the associated warrant was determined based on the Black-Scholes pricing method at the date of grant. The value of the warrants totaled $1,576,309 and is included in paid-in capital. The discount is being amortized to interest expense over the life of the note using the interest rate method (effective interest of 48%). Amortization of the debt discount included in interest expense approximated $13,000 and $463,000 for the years ended December 31, 2002 and 2001, respectively.

In 2001, $1,450,000 of the original note balance and accrued interest ($575,087 or $0.18 per share, net of unamortized debt discount) was converted to 3,220,765 shares of the Company's common stock at an average conversion rate of $0.45 per share.

In 2002, $550,000 of the original note balance and accrued interest ($312,338 or $0.12 per share, net of unamortized debt discount) was converted to 2,624,447 shares of the Company's common stock at an average conversion rate of $0.21 per share.

8% Convertible Note Payable
---------------------------

On September 7, 2001, the Company entered into a subscription agreement with Laurus Master Fund, Ltd., a Cayman Island corporation, for the sale of (i) a $600,000 convertible note and (ii) warrants to purchase 100,000 shares of the Company's common stock. The Company recorded net proceeds of $511,750.

The note bears interest at 8% and is convertible into common stock at the lesser of:
a) $0.51; or
b) 80% of the average of the three lowest closing prices of the common stock for the thirty trading days immediately prior to the conversion date.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) CONVERTIBLE NOTES PAYABLE, CONTINUED:

The warrants have an exercise price of:
c) $0.82; or
d) 120% of the three lowest closing price of the common stock for the ten trading days prior to the exercise of the warrant.

Using the Black Scholes Option Pricing Model, the fair value of the warrant amounted to $0.58 per share or total consideration of $57,800. This amount was recorded as a discount against the face value of the note payable. In addition, since this debt is convertible into equity at the option of the note holder at conversion rates mentioned above, a beneficial conversion feature of $207,800 has been recorded as a debt discount and is being amortized using the effective interest rate (54%) over the life of the debt in accordance with EITF 00-27. Unamortized debt discount and beneficial conversion was recognized as interest expense upon conversion.

In 2002 and 2001, $1,198 and $598,802 of the original note and related accrued interest was converted to 6,600 and 3,402,600 shares of the Company's common stock at an average conversion rate of $0.18 and $0.18 per share, respectively.

8% Convertible Note Payable
---------------------------

On September 28, 2001, the Company entered into a subscription agreement with Stonestreet Limited Partnership, an Ontario limited partnership, for the sale of
(i) a $500,000 convertible note and (ii) warrants to purchase 83,333 shares of the Company's common stock. The Company recorded net proceeds of $444,250.

The note bears interest at 8% and is convertible into common stock at the lesser of:
a) $0.34; or
b) 80% of the average of the three lowest closing prices of the common stock for the thirty trading days immediately prior to the conversion date.

The warrants have an exercise price of:
c) $0.515; or
d) 120% of the three lowest closing prices of the common stock for the ten trading days prior to the exercise of the warrant.

Using the Black Scholes Option Pricing Model, the fair value of the warrant amounted to $0.42 per share or total consideration of $34,600. This amount was recorded as debt discount against the face value of the note payable. In addition, since this debt was convertible into equity at the option of the note holder at conversion rates mentioned above, a beneficial conversion feature of $209,650 had been recorded as a debt discount and was being amortized using the effective interest rate (60%) over the life of the debt in accordance with EITF 00-27. Unamortized debt discount and beneficial conversion was recognized as interest expense upon conversion.

In 2001, the note balance of $500,000 and related accrued interest was converted to 2,973,780 shares of the Company's common stock at an average conversion rate of $0.17 per share.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) CONVERTIBLE NOTES PAYABLE, CONTINUED:

During January 2002, the Company entered into a new convertible debt financing agreement for $1,452,500 with Stonestreet Limited Partnership and Laurus Master Fund, Ltd.. The stated interest rate was 4% per annum (effective interest rate of 52%) and the unpaid principal and interest balance was due in full by January 7, 2004. Net proceeds to the Company amounted to approximately $1,326,000, which was net of debt issue costs. The Company issued 500,000 warrants to acquire 500,000 shares of the Company's common stock at an exercise price of $0.96. Subsequently, in May 2002, due to an additional financing, these warrants were repriced at $0.90 per share pursuant to the terms of this financing agreement. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature ($931,000), debt discount ($127,000), and cost of warrants issued ($395,000) exceeded the face value of the notes payable, therefore, only $1,452,500, the face amount of the note, was recognized as debt discount, and was amortized over the life of the notes payable. Any unamortized debt discount and beneficial conversion feature was charged to expense upon conversion, as interest expense.

As of December 31, 2002, Laurus Master Fund had converted all of its notes aggregating $700,000 plus interest into 2,103,529 common shares at an average conversion price of $0.33 per share.


In August 2002, the Company entered into securities purchase agreement with an accredited investor, Stonestreet Limited Partnership for the issuance of 4% convertible notes (effective interest rate of 45%) in the aggregate amount of $150,000. The notes are convertible into common stock at a conversion price of the lower of $.242 or 80% of the average of the five lowest closing bid prices for the common stock thirty days prior to conversion. In addition, an aggregate of 113,400 common stock purchase warrants were issued to the investor. Each common stock purchase warrant has an exercise price of $.252. Net proceeds amounted to $133,000, net of debt issue cash cost of $17,000. In addition, the value of the warrants ($21,000) and the beneficial conversion feature pursuant to EITF 00-27 of $60,000 was also recognized. Total debt issue cost of $98,000 was amortized over the life of the debt using the interest method. As of December 31, 2002, there was no outstanding principal balance.


As of December 31, 2002, Stonestreet Limited Partnership had converted all of its notes aggregating $902,500 (comprised of $150,000 from August 2002 and $752,500 from January 2002 financing) plus interest into 4,294,596 common shares at an average conversion price of $0.21 per share.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(6) COMMON STOCK

On June 22, 1999, in connection with a Merger Agreement and Plan of Reorganization with Dead On, Inc., the Company exchanged all of its outstanding shares of common stock for 7,000,000 newly issued shares of the common stock of Dead On, Inc. (Note 1).

Pursuant to a plan approved by One Voice Technologies' Board of Directors in July 1999, the Company repurchased and retired 10,000,000 shares of its common stock, $.001 par value per share.

During December 2001, the shareholders approved the increase of authorized number of common stock shares to 100,000,000.

                               PRIVATE PLACEMENTS
                               ------------------

In May 1999, the Company commenced a private placement of 1,500,000 shares of the Company's common stock at a purchase price of $2.00 per share. The Private Placement was exempt from the registration provisions of the Act by virtue of
Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement were restricted securities as defined in Rule 144. The offering generated proceeds of approximately $2,846,000, net of offering costs of approximately $154,000. An additional 150,000 shares of the Company's common stock was issued for services rendered in connection with this private placement, which was valued at $2.00 per share.

In January 2000, the Company entered into a Subscription Agreement with an unrelated foreign party providing for the sale of 312,500 shares of the Company's common stock at $6.40 per share and 156,250 common stock purchase warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $8.00. The warrants expired on January 5, 2001. Proceeds raised from the shares and warrants total approximately $1,800,000, net of offering costs of approximately $200,000.

In March 2000, the Company commenced a private placement of approximately 1,000,000 units consisting of 1 share of the Company's common stock and 1/2 common stock purchase warrant for each unit purchased. The Company raised proceeds totaling approximately $12,146,000, net of offering costs of approximately $902,000, from the issuance of 988,560 shares of common stock and 494,280 common stock purchase warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $18.00. The warrants expire at various times through April 2001.

In June 2001, the Company raised proceeds of approximately $840,020, which is net of offering costs of approximately $73,000, from the issuance of 702,350 shares through a private placement offering of its restricted stock. The offering price was $1.30 per share. The Company also issued 702,350 warrants (valued using the Black-Scholes method at the date of grant) to the investors, which have an exercise price of $0.86 per share and expire on June 30, 2002.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(6) COMMON STOCK, CONTINUED:

                         PRIVATE PLACEMENTS, CONTINUED
                         -----------------------------

During May 2002, the Company entered into an equity financing agreement of up to $5 million, with an initial put demand by the Company for approximately $800,000 in exchange for 2,666,667 shares of the Company's common stock at a price of $0.30 per share. The minimum put amount is $150,000 and the offering price of the Company's common stock is determined on a formula, as set forth in the agreement. The Company paid a finders fee of $48,000 and issued 75,000 warrants with an exercise price of $0.43, the value of which has been netted against the gross proceeds. Subsequently, on August 8, 2002, $500,000 of the $800,000 investment was repriced and 833,334 additional shares (valued at $175,000) of common stock was issued to the investors so that the average cost of the initial put was $0.22857 per share. Pursuant to this agreement, the Company can exercise its right to require the Investor to purchase a discretionary amount of the Company's common stock as determined by the Company, subject to the terms of the agreement.

In connection with the May 2002 transaction, the Company also issued 300,000 warrants in May 2002, to purchase shares of the Company's common stock at an exercise price of $0.43 per share. Subsequently, on August 8, 2002, the Company adjusted the exercise price on these warrants to $.20 per share due to a subsequent financing. During 2002, the Company accounted for the change in exercise under variable accounting and recognized an expense of $9,000 during the period. In addition, the Company also recognized an expense of $175,000 from the issuance of an additional 833,334 common shares referred to above.

                                   SETTLEMENT
                                   ----------

During September 2001, the Company entered into an agreement with an investment banking group to settle a dispute regarding a financial consulting agreement dated May 30, 2000. While the management did not believe that the claims were meritorious, the Company entered into the Settlement Agreement, to among other reasons, avoid distracting management's focus from operations and to minimize legal expenses. Pursuant to the settlement, the Company issued 110,000 shares of common stock and 300,000 warrants exercisable into 300,000 shares of common stock, of which, 150,000 warrants are exercisable at $2.00 per share and 150,000 warrants are exercisable at $1.50 per share. Total consideration given amounted to $298,050, comprised of $50,000 paid in cash, 110,000 in common stock shares with a fair value of $81,400 and 300,000 in warrants with a fair value using Black Scholes model of $166,650, which was recognized into expense during 2001.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(7) INCOME TAXES:

For federal income tax return purposes, the Company has available net operating loss carryforwards of approximately $23,600,000, which includes approximately $323,000 acquired from Dead On, Inc. The net operating loss carryforwards expire through 2022 and are available to offset future income tax liabilities.

A reconciliation of the provision for income taxes at statutory rates to the provision reported in the consolidated financial statements is as follows:

                                                                    Since
                                                 Year ended      inception to
                                                 December 31,    December 31,
                                                     2002            2001
                                                 -------------   -------------

Federal income tax (benefit) at statutory rates            34%             34%
State income taxes (benefit), less federal
  income tax benefit                                        6               6
                                                 -------------   -------------

Total provision/(benefit)                                  40              40
Permanent differences (warrant cost and
  beneficial conversion feature amortization)             (15)             (5)
NOL utilized                                              (25)            (35)
                                                 -------------   -------------

      Total provision                                       -%             -%
                                                 =============   =============


Temporary differences which give rise to deferred tax assets and liabilities at December 31, 2002 are as follows:


Net operating loss carryforwards                  $   23,600,000
Valuation allowance                                  (23,600,000)
                                                  ---------------

          Net deferred taxes                      $           --
                                                  ===============


(8) EMPLOYMENT AGREEMENT:

The Company entered into an employment agreement with an officer stockholder of the Company to pay an annual base salary of $252,000 through July 2002. No formal extensions exist as of December 31, 2002. Increases are determined annually by the Board of Directors. Under this agreement, salaries approximated $250,000 and $240,000 for the years ended December 31, 2002 and 2001, respectively.

(9) CONSULTING AGREEMENT:

The Company entered into a consulting agreement with a personal service corporation owned by an officer of the Company to pay an annual consulting fee of $143,000 through July 2002. No formal extensions exist as of December 31, 2002. Increases are determined annually by the Board of Directors. Consulting fees approximated $141,000 and $135,000 for the years ended December 31, 2002 and 2001, respectively.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(10) COMMITMENTS AND CONTINGENCIES:

The Company leases its facilities under leases that expire at various times through October 2005. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2002:

Year ending December 31,
    2003                                    $ 304,615
    2004                                      313,291
    2005                                      266,053
                                            ----------

                                              883,959
Less sublease income                          280,000
                                            ----------

                                            $ 603,959
                                            ==========


Rent expense, net of sublease income of $90,000 amounted to $162,169 and $233,974 for the years ended December 31, 2002 and 2001, respectively.

                                  LEGAL MATERS
                                  ------------

During 2002, the Company was notified of potential claims aggregating $160,000. Management believes that it has adequate defense for such unsubstantiated claims and accordingly, since the amounts are estimable but highly unprobable, these amounts have not been recorded in these financial statements.

(11) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN:

On July 14, 1999, the Company enacted an Incentive and Nonqualified Stock Option Plan (the "Plan") for its employees and consultants under which a maximum of 3,000,000 options (Amendment to increase the available shares from 1,500,000 to 3,000,000 approved by the shareholders in December 2001) and approved by the shareholders may be granted to purchase common stock of the Company.

Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is greater than 85% of the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan vest at a rate of at least 20% per year over a 5-year period from the date of the grant or sooner if approved by the Board of Directors. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(5) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, CONTINUED:

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company follows SFAS No. 123 for stock options granted to non-employees and records a consulting expense equal to the fair value of the options at the date of grant.

During 2000, the Company granted 53,725 stock options exercisable at an average exercise price of $10.22 to consultants for professional services provided to the Company. The options expire at various times through 2003. The options were valued using the Black-Scholes method at the date of grant.

During 2001, the Company granted 250,000 stock options exercisable at an exercise price of $0.65 to a consultant for professional services provided and to be provided to the Company. The options expire at various times through 2004. The options were valued using the Black-Scholes method at the date of grant. Compensation expense, recognized over the vesting period, to consultants pursuant to SFAS No. 123 amounted to $107,276 and $140,263 for the years ended December 31, 2002 and 2001, respectively.

During 2002, the Company granted 1,095,000 stock options exercisable at an average exercise price of $0.14 to employees of the Company. The options expire at various times through 2005.

The number and weighted average exercise prices of options granted under the plan for the years ended December 31, 2002 and 2001 are as follows:

                                              2002                  2001
                                      -------------------   -------------------
                                                  Average               Average
                                                  Exercise              Exercise
                                        Number     Price      Number     Price
                                      ----------  -------   ----------  -------

Outstanding at beginning of the year  2,078,625   $ 2.33      916,325   $ 6.51
Granted during the year               1,095,000      .15    1,667,920      .99
Terminated during the year                   --       --      505,620     5.47
Exercised during the year                    --       --           --       --
Outstanding at end of the year        3,173,625     1.58    2,078,625     2.33
Exercisable at end of the year        1,528,625     2.84      645,525     3.94


Pro forma information regarding the effect on operations is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions:

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(11) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, CONTINUED:


Expected life                                          3 Years
Risk-free interest rate                                   5.0%
Dividend yield                                              -
Volatility                                                100%


This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's proforma information is as follows:

                                             December 31, 2002
                                             -----------------

Net loss, as reported                        $     (6,568,922)
Pro forma net loss                           $     (7,570,000)

Basic and diluted historical loss per share  $          (0.17)
Pro forma basic and diluted loss per share   $          (0.24)


(12) WARRANTS:

At December 31, 2002, the Company had warrants outstanding that allow the holders to purchase up to 3,464,297 shares of common stock, of which, 231,884 warrants had an exercise price of $9.76 expiring through October 2005, 1,300,683 warrants had an exercise price ranging from $0.40 to $2.00 per share, and 1,931,730 have an exercise price ranging from $0.20 to $0.35 expiring through December 2007.

The number and weighted average exercise prices of the warrants for the years ended December 31, 2002 and 2001 are as follows:


                                               2002                  2001
                                      --------------------   --------------------
                                                   Average               Average
                                                  Exercise               Exercise
                                        Number      Price     Number      Price
                                      ---------   --------   ---------   --------
Outstanding at beginning of the year  1,457,567   $  2.42      882,414   $ 14.06
Granted during the year               2,037,242       .42    1,225,683      1.04
Exercised during the year                30,512       .11           --        --
Terminated during the year                   --        --      650,530     15.60
Outstanding at end of the year        3,464,297      1.26    1,457,567      2.42
Exercisable at end of the year        3,464,297      1.26    1,457,567      2.42


                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

(13) SUBSEQUENT EVENT (UNAUDITED):

During the three months ended March 31, 2003, note holders converted additional note principal into common shares as follows:

                                    Principal                   Average
                                     Amount       Converted    Exercise
                                    Converted    Shares Into    Price
                                   -----------   -----------   --------
Alpha Capital Akteingesellschaft   $  190,000     2,394,000    $  0.08
Bristol Investments                   165,000     1,733,000    $  0.10
Ellis Enterprise Limited              135,000     1,637,000    $  0.08
                                   -----------   -----------   --------
                                   $  490,000     5,764,000    $  0.09
                                   ===========   ===========   ========


On April 10, 2003, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible notes in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate of 60%), mature on April 10, 2005, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a p urchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $26,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $514,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

                                     PART I
                              FINANCIAL INFORMATION




ITEM 1. FINANCIAL STATEMENTS.                                          Page No.
                                                                       --------

           Balance Sheet                                                F-33
           Statements of Operations                                     F-34
           Statement of Stockholders' Equity                            F-35
           Statements of Cash Flows                                     F-39
           Notes to Financial Statements                                F-41


                                         ONE VOICE TECHNOLOGIES, INC.
                                       (A DEVELOPMENT STAGE ENTERPRISE)

                                        BALANCE SHEET - MARCH 31, 2003

                                                  (UNAUDITED)

                                                    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                           $        84,428
  Prepaid expenses                                                             47,051
                                                                      ----------------

          Total current assets                                                            $      131,479

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation and amortization                                                      302,896

OTHER ASSETS:
  Software licensing, net of accumulated amortization                           4,635
  Software development costs, net of accumulated amortization                 645,685
  Deposits                                                                     46,897
  Trademarks, net of accumulated amortization                                  91,939
  Patents                                                                      68,416
                                                                      ----------------

          Total other assets                                                                     857,572
                                                                                          ---------------

                                                                                          $    1,291,947
                                                                                          ===============
                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES -
  accounts payable and accrued expenses                                                   $      559,781

4% CONVERTIBLE NOTES PAYABLE, due November 14, 2004                   $       265,000
Less unamortized discount                                                    (215,312)
                                                                      ----------------

                                                                                                  49,688

4% CONVERTIBLE NOTES PAYABLE, due December 30, 2004                           480,000
Less unamortized discount                                                    (277,703)
                                                                      ----------------

                                                                                                 202,297

STOCKHOLDERS' EQUITY:
  Preferred stock; $.001 par value, 10,000,000 shares
    authorized, no shares issued and outstanding                                    -
  Common stock; $.001 par value, 100,000,000 shares
    authorized, 44,704,444 shares issued and outstanding                       44,704
  Additional paid-in capital                                               28,393,920
  Deficit accumulated during development stage                            (27,958,443)
                                                                      ----------------

          Total stockholders' equity                                                             480,181
                                                                                          ---------------

                                                                                          $    1,291,947
                                                                                          ===============


The accompanying notes form an integral part of these financial statements.


                                              ONE VOICE TECHNOLOGIES, INC.
                                            (A DEVELOPMENT STAGE ENTERPRISE)

                                                STATEMENTS OF OPERATIONS

                                                       (UNAUDITED)

                                                                                                    From inception on
                                                 Three months ended        Three months ended      January 1, 1999 to
                                                   March 31, 2003            March 31, 2002           March 31, 2003
                                                   --------------            --------------           ---------------
NET REVENUES                                      $            -           $       284,625          $       650,321

COST OF REVENUES                                                -                    30,185                  199,675
                                                  ----------------          ----------------         ----------------

GROSS PROFIT                                                   -                   254,440                  450,646

GENERAL AND ADMINISTRATIVE
  EXPENSES                                              1,431,407                 1,888,097               28,409,089
                                                  ----------------          ----------------         ----------------

NET LOSS                                          $    (1,431,407)          $    (1,633,657)         $   (27,958,443)
                                                  ================          ================         ================

NET LOSS PER SHARE, basic and diluted             $         (0.03)          $         (0.06)
                                                  ================          ================

WEIGHTED AVERAGE SHARES
 OUTSTANDING,
  basic and diluted                                    41,632,000                25,780,000
                                                  ================          ================


The accompanying notes form an integral part of these financial statements.


                                         ONE VOICE TECHNOLOGIES, INC.
                                       (A DEVELOPMENT STAGE ENTERPRISE)

                                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                  (UNAUDITED)

                                                                                             Deficit
                                                                                           accumulated
                                                Common stock             Additional          during             Total
                                                ------------               paid-in         development      stockholders'
                                             Shares        Amount          capital            stage            equity
                                             ------        ------          -------            -----            ------
Balance at January 1, 1999                 12,720,000  $       12,720   $             -   $             -  $       12,720

Net proceeds from issuance of
  common stock in connection
  with merger                               7,000,000           7,000           106,236                 -         113,236

Net proceeds from issuance of
  common stock                              1,500,000           1,500         2,544,422                 -       2,545,922

Net issuance of common stock in
  exchange for services                       150,000             150           299,850                 -         300,000

Redemption of common stock                (10,000,000)        (10,000)                                            (10,000)

Net loss for the year ended
  December 31, 1999                                 -               -                 -        (1,782,215)     (1,782,215)
                                       --------------- ---------------  ----------------  ---------------- ---------------

Balance at December 31, 1999               11,370,000          11,370         2,950,508        (1,782,215)      1,179,663

Net proceeds from issuance of
  common stock and warrants                   312,500             313         1,779,523                 -       1,779,836

Net proceeds from issuance of
  common stock and warrants                   988,560             988        12,145,193                 -      12,146,181

Issuance of warrants in exchange
  for services                                      -               -            55,000                 -          55,000

Issuance of options in exchange
  for services                                      -               -           199,311                 -         199,311

Issuance of warrants in connection
  with financing                                    -               -         1,576,309                 -       1,576,309

Net loss for the year ended
  December 31, 2000                                 -               -                 -        (9,397,620)     (9,397,620)
                                       --------------- ---------------  ----------------  ---------------- ---------------

Balance at December 31, 2000               12,671,060          12,671        18,705,844       (11,179,835)      7,538,680

                                                                                   (Continued)

The accompanying notes form an integral part of these financial statements.


                                                          F-35

                                              ONE VOICE TECHNOLOGIES, INC.
                                            (A DEVELOPMENT STAGE ENTERPRISE)

                                      STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                       (UNAUDITED)

                                                                                             Deficit
                                                                                           accumulated
                                                Common stock             Additional          during             Total
                                                ------------               paid-in         development      stockholders'
                                             Shares        Amount          capital            stage            equity
                                             ------        ------          -------            -----            ------

Conversion of debt to equity, net
 of unamortized debt discount               3,220,765           3,220           571,867                 -         575,087

Issuance of options in
  exchange for services                             -               -            58,864                 -          58,864

Issuance of stock and warrants
  in connection with settlement               110,000             110           247,940                 -         248,050

Proceeds from sale of common stock
  and warrants, net of offering costs         702,350             702           839,318                 -         840,020

Issuance of warrants in connection
  with debt financing                               -               -            92,400                 -          92,400

Beneficial conversion feature
  embedded in debt securities                       -               -           417,450                 -         417,450

Conversion of debt to equity -
  Laurus Master Fund                        3,402,600           3,403           595,399                 -         598,802

Conversion of debt to equity -
  Stonestreet Capital                       2,973,780           2,974           506,137                 -         509,111

Net loss for the year ended
  December 31, 2001                                 -               -                 -        (8,778,279)     (8,778,279)
                                       --------------- ---------------  ----------------  ---------------- ---------------

Balance at December 31, 2001               23,080,555          23,080        22,035,219       (19,958,114)      2,100,185

Conversion of debt to equity                2,624,447           2,624           309,714                 -         312,338

Issuance of warrants in connection
  with debt financing                               -               -           577,879                 -         577,879

Beneficial conversion feature
  embedded in debt securities                       -               -         1,948,765                 -       1,948,765

Issuance of options in exchange
  for services                                      -               -           107,276                 -         107,276

                                                                                  (Continued)

The accompanying notes form an integral part of these financial statements.


                                                     F-36

                                              ONE VOICE TECHNOLOGIES, INC.
                                            (A DEVELOPMENT STAGE ENTERPRISE)

                                      STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                       (UNAUDITED)

                                                                                             Deficit
                                                                                           accumulated
                                                Common stock             Additional          during             Total
                                                ------------               paid-in         development      stockholders'
                                             Shares        Amount          capital            stage            equity
                                             ------        ------          -------            -----            ------

Issuance of common stock                    2,666,667           2,667           721,166                 -         723,833

Cashless exercise of warrants                  10,512              11               (11)                -               -

Exercise of warrants for cash                  20,000              20             3,380                 -           3,400

Re-pricing adjustment for
  warrants outstanding                              -               -             9,000                 -           9,000

Shares issued in re-pricing-
  Stonestreet Capital                         833,334             833           174,167                 -         175,000

Conversion of debt to equity -
  Laurus Master Fund                        2,110,129           2,110           703,345                 -         705,455

Conversion of debt to equity -
  Stonestreet Capital                       4,294,596           4,294           899,405                 -         903,699

Conversion of debt to
  equity - Alpha Capital                    2,767,752           2,768           342,232                 -         345,000

Conversion of debt to
  equity - Ellis Enterprise                   300,842             301            39,699                 -          40,000

Conversion of debt to
  equity - Bristol Investments                225,699             226            29,774                 -          30,000

Net loss for the year ended
  December 31, 2002                                 -               -                 -        (6,568,922)     (6,568,922)
                                       --------------- ---------------  ----------------  ---------------- ---------------

Balance at December 31, 2002               38,934,533          38,934        27,901,010       (26,527,036)      1,412,908

Issuance of options in exchange
  for services                                      -               -             3,638                 -           3,638

Conversion of debt to
  equity - Alpha Capital                    2,400,357           2,400           191,249                 -         193,649

                                                                                  (Continued)

The accompanying notes form an integral part of these financial statements.


                                                          F-37

                                              ONE VOICE TECHNOLOGIES, INC.
                                            (A DEVELOPMENT STAGE ENTERPRISE)

                                      STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                       (UNAUDITED)

                                                                                             Deficit
                                                                                           accumulated
                                                Common stock             Additional          during             Total
                                                ------------               paid-in         development      stockholders'
                                             Shares        Amount          capital            stage            equity
                                             ------        ------          -------            -----            ------

Conversion of debt to
  equity - Ellis Enterprise                 1,636,759           1,637           133,363                 -         135,000

Conversion of debt to
  equity - Bristol Investments              1,732,795           1,733           164,660                 -         166,393

Net loss for the three months ended
  March 31, 2003                                    -               -                 -        (1,431,407)     (1,431,407)
                                       --------------- ---------------  ----------------  ---------------- ---------------

Balance at March 31, 2003                 44,704,444  $       44,704   $    28,393,920   $   (27,958,443) $      480,181
                                       =============== ===============  ================  ================ ===============


The accompanying notes form an integral part of these financial statements.


                                              ONE VOICE TECHNOLOGIES, INC.
                                            (A DEVELOPMENT STAGE ENTERPRISE)

                                                STATEMENTS OF CASH FLOWS

                                    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                       (UNAUDITED)

                                                                                                        From inception on
                                                         Three months ended     Three months ended     January 1, 1999 to
                                                           March 31, 2003         March 31, 2002         March 31, 2003
                                                           --------------         --------------         --------------
CASH FLOWS PROVIDED BY (USED FOR)
 OPERATING ACTIVITIES:
  Net loss                                                 $   (1,431,407)        $     (1,633,657)      $   (27,958,443)
                                                           ---------------        -----------------      ----------------

 ADJUSTMENTS TO RECONCILE NET LOSS TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES:
      Depreciation and amortization                               183,237                  211,301             3,355,732
      Loss on disposal of assets                                        -                      114               523,340
      Amortization of discount on note payable                    446,100                  569,037             3,842,630
      Stock issued in exchange of debt                                  -                        -                     -
      Options issued in exchange for services                       3,638                   38,000               450,488
      Warrants issued in exchange for services                          -                        -               221,650

 CHANGES IN OPERATING ASSETS AND LIABILITIES:
  (INCREASE) DECREASE IN ASSETS:
      Accounts receivable, trade                                   29,846                 (184,100)               29,846
      Licensing revenue receivable                                      -                                       (279,343)
      Advertising revenue receivable                                    -                        -               249,455
      Inventory                                                         -                   30,064                     -
      Prepaid advertising                                               -                        -                     -
      Prepaid mailing lists                                             -                        -              (750,000)
      Prepaid expenses                                             16,574                 (155,456)              (46,995)
      Deposits                                                          -                   (3,751)              (46,897)

  INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable and accrued expenses                       130,102                 (116,308)              559,792
      Deferred revenue                                                  -                        -               250,000
                                                           ---------------        -----------------      ----------------

          Total adjustments                                       809,497                  388,901             8,359,698
                                                           ---------------        -----------------      ----------------

          Net cash used for operating activities                 (621,910)              (1,244,756)          (19,598,745)
                                                           ---------------        -----------------      ----------------

                                                                                  (Continued)

The accompanying notes form an integral part of these financial statements.


                                              ONE VOICE TECHNOLOGIES, INC.
                                            (A DEVELOPMENT STAGE ENTERPRISE)

                                          STATEMENTS OF CASH FLOWS (CONTINUED)

                                    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                       (UNAUDITED)

                                                                                                        From inception on
                                                         Three months ended     Three months ended     January 1, 1999 to
                                                           March 31, 2003         March 31, 2002         March 31, 2003
                                                           --------------         --------------         --------------
CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Purchase of property and equipment                               (7,737)                     782            (1,405,556)
  Software licensing                                                    -                        -            (1,145,322)
  Software development costs                                      (20,292)                       -            (1,597,375)
  Trademarks                                                         (262)                  (1,602)             (242,731)
  Patents                                                         (10,526)                  (6,356)              (84,991)
  Loan fees                                                             -                        -              (200,000)
                                                           ---------------        -----------------      ----------------

          Net cash used for investing activities                  (38,817)                  (7,176)           (4,675,975)
                                                           ---------------        -----------------      ----------------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING
 ACTIVITIES:
  Proceeds from issuance of common stock, net                           -                        -            18,465,148
  Retirement of common stock, net                                       -                        -               (10,000)
  Proceeds from loans payable, officer-stockholder                      -                        -              (200,000)
  Proceeds from loans payable                                           -                        -               200,000
  Proceeds from convertible note payable                                -                1,326,000             5,904,000
                                                           ---------------        -----------------      ----------------

          Net cash provided by financing activities                     -                1,326,000            24,359,148
                                                           ---------------        -----------------      ----------------

NET INCREASE (DECREASE) IN CASH                                  (660,727)                  74,068                84,428
CASH AND CASH EQUIVALENTS, beginning of period                    745,155                  735,489                     -
                                                           ---------------        -----------------      ----------------

CASH AND CASH EQUIVALENTS, end of period                   $       84,428         $        809,557       $        84,428
                                                           ===============        =================      ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                            $            -         $        434,354       $       453,401
                                                           ===============        =================      ================
  Income taxes paid                                        $          800         $            800       $         5,823
                                                           ===============        =================      ================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
 ACTIVITIES:
   Options issued in exchange for services                 $        3,638         $              -       $       369,088
                                                           ===============        =================      ================
   Shares issued for re-pricing of conversion rate         $            -         $              -       $       175,000
                                                           ===============        =================      ================
   Common shares and warrants issued for
     settlement                                            $            -         $              -       $       303,050
                                                           ===============        =================      ================
   Warrants issued in connection with financing            $            -         $              -       $     3,905,898
                                                           ===============        =================      ================
   Beneficial conversion feature of convertible debt       $            -         $              -       $     2,366,215
                                                           ===============        =================      ================
   Common stock issued in exchange for debt                $      495,000         $              -       $     4,514,492
                                                           ===============        =================      ================


The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                        THREE MONTHS ENDED MARCH 31, 2003

(1) ORGANIZATION:

One Voice Technologies, Inc. (formerly Conversational Systems, Inc.) was incorporated under the laws of the State of California on April 8, 1991. The Company commenced operations in 1999.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                          INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements include all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for the full year ending December 31, 2003. The financial statements should be read in conjunction with the financial statements included in the annual report of One Voice Technologies, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2002.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        THREE MONTHS ENDED MARCH 31, 2003

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                                 GOING CONCERN:

The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $1,431,407 during the three months ended March 31, 2003 and had an accumulated deficit of $27,958,443. The Company had a working capital deficit of $428,302 at March 31, 2003. Cash flows used for operations amounted to $621,910 for the three months ended March 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern unless the Company enters into a significant revenue-bearing contract. Management is currently seeking additional equity or debt financing. Additionally, management is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                               BUSINESS ACTIVITY:

One Voice Technologies, Inc. is a developer of 4th Generation voice solutions for the Wireless, Telematics, TV/Internet appliance and Interactive Multimedia markets.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        THREE MONTHS ENDED MARCH 31, 2003

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

                              REVENUE RECOGNITION:

The Company recognizes revenues when earned in the period in which the service is provided. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Service and license fees are deferred and recognized over the life of the agreement. Revenues from the sale of products are recognized upon shipment of the product.

(3) CONVERTIBLE NOTE PAYABLE:

                               CONVERSION OF DEBT

During the three months ended March 31, 2003, approximately $495,000 of notes payable was converted into approximately 5,770,000 shares of the Company's common stock at an average conversion price of $0.09 per share.

A summary of convertible notes payable at stated interest rate of 4% is as follows:

                                       Due                  Principal          Unamortized             Net
                                      Date                   Amount             Discount             Balance
                                      ----                   ------             --------             -------
Alpha Capital
  Akteingesellschaft           November 14, 2004          $       265,000    $      (215,312)    $        49,688
Alpha Capital
  Akteingesellschaft           December 30, 2004                  300,000           (173,564)            126,436
Ellis Enterprise Limited       December 30, 2004                   75,000            (43,391)             31,609
Bristol Investments
  Fund, Limited                December 30, 2004                  105,000            (60,748)             44,252
                                                          ----------------   ----------------    ----------------

                                                          $       745,000    $      (493,015)    $       251,985
                                                          ================   ================    ================

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        THREE MONTHS ENDED MARCH 31, 2003

(4) COMMON STOCK:

During the quarter ended March 31, 2003, $193,649 of the Alpha Capital Akteingesellschaft convertible note payable was converted at an average conversion price of $0.08 into 2,400,357 shares of the Company's common stock.

During the quarter ended March 31, 2003, $135,000 of the Ellis Enterprise Limited convertible note payable was converted at an average conversion price of $0.08 into 1,636,759 of the Company's common stock.

During the quarter ended March 31, 2003, $166,393 of the Bristol Investments Fund, Limited convertible note payable and related interest was converted at an average conversion price of $0.10 into 1,732,795 common shares.

(5) COMMITMENTS AND CONTINGENCIES:

                                  LEGAL MATERS
                                  ------------

During 2002, the Company was notified of potential claims aggregating $160,000. Management believes that it has adequate defense for such unsubstantiated claims and accordingly, since the amounts are estimable but highly unprobable, these amounts have not been recorded in these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        THREE MONTHS ENDED MARCH 31, 2003

(6) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN:

Pro forma information regarding the effect on operations as required by SFAS 123 and SFAS 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information, using the Black-Scholes method at the date of grant, is based on the following assumptions:


Expected life                                       3 Years
Risk-free interest rate                                5.0%
Dividend yield                                            -
Volatility                                             100%


This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's proforma information is as follows:

                                                        March 31, 2003       March 31, 2002
                                                        --------------       --------------
Net loss, as reported                                   $  (1,431,407)       $  (1,633,657)
Stock compensation calculated under SFAS 123            $    (120,000)       $    (300,000)
Pro forma net loss                                      $  (1,551,407)       $  (1,933,657)

Basic and diluted historical loss per share             $       (0.03)       $       (0.06)
Pro forma basic and diluted loss per share              $       (0.04)       $       (0.08)


                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        THREE MONTHS ENDED MARCH 31, 2003

(7) SUBSEQUENT EVENTS:

During April 2003, Alpha Capital Akteingesellschaft converted $50,750 of the convertible notes at an average conversion price of $0.054 into 936,056 common shares. During April 2003, Ellis Enterprise Limited converted $55,000 of the convertible notes at an average conversion price of $0.054 into 1,014,758 common shares. During April 2003, Bristol Investments Fund, Limited converted $106,000 of the convertible notes at an average conversion price of $0.054 into 1,994,377 common shares.

On April 10, 2003, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Akteingesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate of 60%), mature on April 10, 2005, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $26,100 using Black Scholes option pricing model and the beneficial conversion feature of approximately $514,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

--------------------------------------       -----------------------------------


You should rely only on the information
contained in this prospectus. We have not
authorized anyone to provide you with
information different from the information       UP TO 18,350,004 SHARES
contained in this prospectus. This document             OF OUR
may only be used where it is legal to sell           COMMON STOCK
the securities. The information in this
document may only be accurate on the date of this document.





            TABLE OF CONTENTS
                                        Page
                                        ----

Prospectus Summary                       2
Risk Factors                             3
Use Of Proceeds                          9
Market For Common Equity And Related
     Stockholder Matters                10                 ONE VOICE
Management's Discussion And Analysis                  TECHNOLOGIES, INC.
     Or Plan Of Operation               11
Business                                18      6333 Greenwich Drive, Suite 240
Management                              23        San Diego, California 92122
Certain Relationships And Related                       (858) 552-4466
     Transactions                       24
Security Ownership Of Certain
     Beneficial Owners
     And Management                     25
Description Of Securities               26
Plan Of Distribution                    27
Selling Stockholders                    29
Legal Matters                           31
Experts                                 31             ________________
Available Information                   31
Index To Financial Statements           32                PROSPECTUS
                                                       ________________



                                  July __, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE                           AMOUNT
-----------------                           ------
SEC Registration fee                          216.13
Accounting fees and expenses                5,000.00*
Legal fees and expenses                     8,000.00*
Printing and related expenses               3,000.00*
                                          -----------
                      TOTAL               $16,216.13*
                                          ===========


* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2000, we offered and sold 312,500 shares of common stock at $6.40 per share and 156,250 common stock purchase warrants to a non-affiliated institutional investor raising net proceeds of $1,800,000. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $8.00. The institutional investor completed a subscription confirmation letter and private placement subscription agreement whereby the investor certified that it was purchasing the shares for its own account and that the investor was accredited and sophisticated as defined. This offering was not accompanied by general advertisement or general solicitation. We relied on Section 4(2) of the Act as the basis of exemption from registration.

In March 2000, we offered approximately 1 million units consisting of one share of our common stock and one-half common stock purchase warrant for each unit purchased. We received net proceeds of $12,146,181 from the issuance of 988,560 shares of common stock and 494,280 common stock purchase warrants in reliance on
Section 4(2) of the Act as the basis of exemption from registration. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $18.00.

In October 2000, we entered into an agreement for the issuance of an initial amount of $2,000,000 worth of 4% Convertible Notes and 231,884 common stock purchase warrants with the Selling Stockholders in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $9.76. Under the Securities Purchase Agreement, additional 4% Convertible Notes and common stock purchase warrants may be offered to the Selling Stockholders for total gross proceeds from this offering of up to $10,000,000. The Selling Stockholders represented to us that they were accredited investors as defined in the Act and that they were able to protect their own interests in connection with the investment. The shares underlying this private placement are being registered in this registration statement. The commission for the transaction was 10% ($200,000) and a common stock purchase warrant for 23,188 shares of our stock at an exercise price per share of $9.76.


On August 3, 2001, we entered into a settlement agreement with Dominick & Dominick LLC, to be effective September 1, 2001, pursuant to which we issued 110,000 shares of common stock and 300,000 common stock purchase warrants. We relied on Section 4(2) of the Act as a basis of exemption from registration. The Settlement Agreement was entered into in order to settle a dispute regarding a financial consulting agreement which we had entered into with Dominick & Dominick LLC as of May 30, 2000. Such shares and warrants were subsequently transferred to Dominick & Dominick Financial Corp., a Delaware corporation.

In September 2001, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. for the issuance of a $600,000 8% convertible debenture and 100,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.515. The commission for the transaction was 10% ($60,000) and a common stock purchase warrant for 100,000 shares of our stock at an exercise price per share of $.515.

In September 2001, we entered into a securities purchase agreement with the Stonestreet Limited Partnership for the issuance of a $500,000 8% convertible debenture and 83,333 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.515. The commission for the transaction was 10% ($50,000) and a common stock purchase warrant for 83,333 shares of our stock at an exercise price per share of $.515.

In January 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. and Stonestreet Limited Partnership for the issuance of an aggregate of $1,452,500 principal amount of 4% convertible notes and an aggregate of 500,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.96. The commission for the transaction was $87,500 and a 4% convertible note in the amount of $52,500.

On May 7, 2002, we issued 2,666,666 shares of our common stock to Stonestreet Limited Partnership for $800,000. In addition we issued to Stonestreet 300,000 warrants exercisable into shares of our common stock at $.43 per share. We paid $48,000 and issued 75,000 warrants exercisable at $.43 per share as a finder's fee to Stonestreet Corporation. On August 8, 2002, we repriced Stonestreet's May 2002 investment and issued them 833,334 shares of common stock. In addition, we repriced Stonestreet's common stock purchase warrants exercise price to $.20 per share.

On January 7, 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. and Stonestreet Limited Partnership for the issuance of an aggregate of $1.45 million principal amount of 4% convertible notes and an aggregate of 500,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.96. The commission for the transaction was $87,500 and a 4% convertible note in the amount of $52,500. The notes bear interest at 4%, matures on January 7, 2004, and are convertible into our common stock, at the holder's option, at the lower of (i) $0.997 or (ii) 80% of the five lowest VWAPs for the common stock on a principal market for the 30 trading days before but not including the conversion date. VWAP means the daily volume weighted average prices of our common stock. The note may not be paid, in whole or in part, before January 7, 2004 without the consent of the holder. The full principal amount of the convertible notes are due upon default under the terms of convertible notes. The warrants are exercisable until January 5, 2005 at a purchase price of $.96 per share. Subsequently, on May 7, 2002, due to an additional financing, these warrants were repriced at $0.90 per share pursuant to the terms of this financing agreement.

On August 8, 2002, we entered into securities purchase agreement with two accredited investor, Stonestreet Limited Partnership and Alpha Capital Aktiengesellschaft for the issuance of 4% convertible notes in the aggregate amount of $650,000. The notes are convertible into common stock at a conversion price of the lower of $.242 or 80% of the average of the five lowest closing bid prices for the common stock thirty days prior to conversion. In addition, an aggregate of 491,400 common stock purchase warrants were issued to the investors. Each common stock purchase warrant has an exercise price of $.252. The commission for the transactions were 8%. The offering of convertible notes was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

During the quarter ended September 30, 2002, we issued an aggregate total of 850,000 options to employees in recognition of their services to One Voice. In addition , we issued 50,000 options to a consultant who provided human resources services. All of the options were pursuant to our stock option plan and have an exercise price of $0.14 per share.


In November 2002, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd. and Bristol Investment Fund, Ltd. for the issuance of 4% convertible notes in the aggregate amount of $1,150,000. This amount was broken out into two equal closings of $575,000. The dates for each closing were November 14, 2002 and December 30, 2002. The notes are convertible into common stock at a conversion price of the lower of $ .24 or eighty percent (80%) of the average of the five lowest closing bid prices for the thirty (30) trading days prior to conversion. In addition, an aggregate of 670,842 common stock purchase warrants were issued to the investors, broken out evenly by closing date at 335,421. Each common stock purchase warrant has an exercise price of $.252 and $.204 for the respective closing dates of November 14, 2002 and December 31, 2002. Net proceeds for the closing dates November 14, 2002 and December 31,2002 amounted to $496,000 and $549,000 respectively. The offering of convertible notes was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

On April 10, 2003, we entered into a securities purchase agreement with fouraccredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible notes in the aggregate amount of $600,000. The notes bear interest at 4%, mature on April 10, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes are due upon default under the terms of convertible notes. In addition, we issued an aggregate of 350,004 warrant to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. This prospectus covers the resale by the selling stockholder of the shares of common stock issuable upon conversion of the above-referenced notes and upon exercise of the above-referenced warrants. The offering of convertible notes was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean One Voice Technologies, Inc., a Nevada corporation.

Exhibit No.             Description
-----------             -----------

               PLANS OF ACQUISITION

   2.1         Merger Agreement and Plan of Reorganization with
               Conversational Systems, Inc. dated June 22, 1999 (filed herewith).

               ARTICLES OF INCORPORATION AND BYLAWS

   3.1         Articles of Incorporation of Belridge Holdings Corp.
               filed with the Nevada Secretary of State on August 23, 1995 (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7, 1999).

   3.2 Certificate of Amendment of Articles of Incorporation of Belridge Holdings Corp. changing its name to Dead On, Inc. (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7, 1999). The Certificate originally filed on September 25, 1998, was canceled and re-filed with the Nevada Secretary of State on June 10, 1999.

   3.3 Articles of Merger for the merger of Conversational Systems, Inc. into Dead On, Inc. filed with the Nevada Secretary of State on July 14, 1999 with supporting documents (incorporated by reference to Exhibit 2 to our Form 10-SB, filed October 7, 1999). This document changed the name of the surviving entity, Dead On, Inc., to ConversIt.com, Inc.

   3.4 Certificate of Amendment of Articles of Incorporation of ConversIt.com, Inc. changing its name to One Voice
               Technologies, Inc. (incorporated by reference to Exhibit 2 to our Form 10-SB filed October 7, 1999).

   3.5 Bylaws of Belridge Holdings Corp. (incorporated by reference to Exhibit 3(ii) of our Form 10-SB, filed October 7, 1999).

   3.6 Amendment to Bylaws dated July 11, 2000 (excerpted) (incorporated by reference to Exhibit 4.3 of our Form S-8, filed October 3,
               2000).

               INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

   4.1 Common Stock Purchase Warrant with Veritas SG Investments from the January 2000 offering (incorporated by reference to Exhibit
               4.1 of our Form SB-2, filed November 11, 2000).

   4.2 Form of Common Stock Purchase Warrant from the March 2000 offering (incorporated by reference to Exhibit 4.1 of our Form SB-2, filed November 11, 2000).

   4.3 Securities Purchase Agreement ("SPA") with Nevelle Investors LLC dated October 3, 2000, and Form of Debenture (Exhibit A to the SPA), Form of Warrant (Exhibit B to the SPA), Conditional Warrant dated October 3, 2000 (Exhibit C to the SPA) and Registration Rights Agreement dated October 3, 2000 (Exhibit E to the
               SPA), each with Nevelle Investors LLC (incorporated by reference to Exhibit 4 to our Form 10-QSB, filed November 14, 2000).

Exhibit No.             Description
-----------             -----------

               OPINION REGARDING LEGALITY

   5.1         Sichenzia Ross Friedman Ference LLP Opinion and Consent
               (filed herewith).

               MATERIAL CONTRACTS

   10.1 Employment Agreement with Dean Weber dated July 14, 1999 (incorporated by reference to Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase Mr. Weber's annual salary to $252,000.

   10.2 Consulting Agreement with KJN Management Ltd. For the services of Rahoul Sharan dated July 14, 1999 (incorporated by reference to
               Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase the annual consulting fee to $180,000.

   10.3 Software Agreement with IBM/OEM dated September 21, 1999 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

   1.04 Software License Agreement with Philips Spech Processing dated March 3, 2000 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000) .

   10.5        Amended and Restated 1999 Stock Option Plan
               (incorporated by reference to Exhibit 4.4 to our Form S-8, Amendment No. 1, filed October 4, 2000).

   10.6 Subscription Agreement dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

   10.7 Alpha Capital Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

   10.8 Alpha Capital Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

   10.9 Stonestreet Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12,
               2002)

   10.10 Stonestreet Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

   10.11 Subscription Agreement dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

   10.12 Alpha Capital Note dated November 14, 20002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

   10.13 Alpha Capital Warrant dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

   10.14 Ellis Note dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed May 6, 2003)

   10.15 Ellis Warrant dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed May 6, 2003)

   10.16 Bristol Note dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed May 6, 2003)

   10.17 Bristol Warrant dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

   10.18       Subscription Agreement dated April 10, 2003

   10.19       Form of Convertible Note dated April 10, 2003

   10.20       Form of Warrant dated April 10, 2003

Exhibit No.             Description
-----------             -----------

               CONSENTS OF EXPERTS AND COUNSEL

   23.1        Consent of independent auditors (filed herewith).

   23.2        Consent of legal counsel (see Exhibit 5).


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on July 15, 2003.


                          ONE VOICE TECHNOLOGIES, INC.



                          BY:    /S/ DEAN WEBER
                                 ----------------------
                                 DEAN WEBER, PRESIDENT




In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                          TITLE                                  DATE


/s/ Dean Weber                 Chief Executive Officer and Director           July 15, 2003
--------------------------
Dean Weber

/s/ Rahoul Sharan              Chief Financial Officer and Director           July 15, 2003
--------------------------
Rahoul Sharan

/s/ Bradley J. Ammon           Director                                       July 15, 2003
--------------------------
Bradley J. Ammon
